UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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TD Ameritrade Holding Corporation

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February 13, 2013

The Annual Meeting of Stockholders of TD Ameritrade Holding Corporation (the “Company”) will be held at the Hilton Omaha, 1001 Cass Street in Omaha, Nebraska on Wednesday, February 13, 2013, at 9:00 a.m., Central Standard Time. You may also attend the meeting virtually via the Internet at www.virtualshareholdermeeting.com/amtd2013, where you will be able to vote electronically and submit questions during the meeting.

At the annual meeting the following items of business will be considered:

1)	The election of four nominees recommended by the board of directors to the board of directors;

2)	An advisory vote on executive compensation; and

3)	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2013.

Only stockholders of record at the close of business on December 17, 2012 will be entitled to notice of and to vote at the meeting.

We have adopted the U.S. Securities and Exchange Commission rule that allows companies to furnish their proxy materials over the Internet. As a result, we are mailing a Notice of Internet Availability of Proxy Materials (the “Internet Availability Notice”) to most of our stockholders instead of a paper copy of this Proxy Statement and our 2012 Annual Report. The Internet Availability Notice contains instructions on how to access and review those documents over the Internet. We believe that this process allows us to provide our stockholders with the information they need in a more timely manner, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials. If you received an Internet Availability Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Internet Availability Notice.

Your vote is very important. Whether or not you plan to attend the Annual Meeting (in person or virtually via the Internet), please complete and return your proxy card or vote by telephone or via the Internet by following the instructions on your Internet Availability Notice. Returning a proxy card or otherwise submitting your proxy does not deprive you of your right to attend the Annual Meeting and vote in person or virtually via the Internet. Proxies are being solicited on behalf of the board of directors.

By Order of the Board of Directors

Ellen L.S. Koplow,

SECRETARY

Omaha, Nebraska

January 3, 2013

i

GENERAL INFORMATION ABOUT THE MEETING

This Proxy Statement is furnished in connection with the solicitation of proxies to be voted at the 2013 Annual Meeting of Stockholders of TD Ameritrade Holding Corporation (the “Company”). The 2013 Annual Meeting will be held on Wednesday, February 13, 2013 at 9:00 a.m., Central Standard Time, at the Hilton Omaha, 1001 Cass Street in Omaha, Nebraska and via the Internet at www.virtualshareholdermeeting.com/amtd2013, where you will be able to vote electronically and submit questions during the meeting. This Proxy Statement and the accompanying proxy card are first being sent to stockholders on or about January 3, 2013.

Quorum and Voting Requirements

The Company has one class of common stock. Each share of common stock is entitled to one vote upon each matter to be voted on at the Annual Meeting. Stockholders do not have the right to cumulate votes in the election of directors. Only stockholders of record at the close of business on December 17, 2012 (the “Record Date”) will be entitled to vote at the Annual Meeting. As of the Record Date, there were 546,237,237 shares of common stock issued and outstanding.

This Proxy Statement relates only to the solicitation of proxies from the stockholders with respect to the election of four Class II directors recommended by the board of directors, an advisory vote on executive compensation and ratification of the appointment of the Company’s independent registered public accounting firm. All shares of the Company’s common stock represented by properly executed and unrevoked proxies will be voted by the persons named as proxies in accordance with the directions given. Where no instructions are indicated on any such proxy, properly executed proxies will be voted “FOR” the proposals set forth in this Proxy Statement for consideration at the Annual Meeting. At this time, we are unaware of any matters, other than described above in the Notice of Annual Meeting of Stockholders, that may properly come before the Annual Meeting. If any other matters come before the Annual Meeting, the proxies in the enclosed form will confer discretionary authority on the persons named as proxies to vote in their discretion with respect to such matters.

The accompanying proxy is solicited from the holders of the Company’s common stock on behalf of the board of directors of the Company. A proxy is revocable at any time by giving written notice of revocation to the secretary of the Company prior to the Annual Meeting or by executing and delivering a later-dated proxy via the Internet, telephone or mail prior to the Annual Meeting. Furthermore, the stockholders who are present at the Annual Meeting (in person or via the Internet) may revoke their proxies and vote in person. Stockholders attending the Annual Meeting via the Internet should follow the instructions at www.virtualshareholdermeeting.com/amtd2013 in order to vote at the meeting.

A quorum consisting of at least a majority of shares of common stock issued and outstanding must be present at the meeting for any business to be conducted. Shares of common stock entitled to vote and represented by properly executed, returned and unrevoked proxies, including shares with respect to which votes are withheld, abstentions are cast or shares that are “broker non-votes,” will be considered present at the Annual Meeting for purposes of determining a quorum. Broker non-votes are shares held by brokers or nominees for which voting instructions have not been received from the beneficial owners or the persons entitled to vote those shares and for which the broker or nominee does not have discretionary voting power under rules applicable to broker-dealers. If your broker holds your shares in its name and you do not instruct your broker how to vote, your broker will nevertheless have discretion to vote your shares on our sole “routine” matter – the ratification of the appointment of the Company’s independent registered public accounting firm. Your broker will not have discretion to vote on the following “non-routine” matters absent direction from you: the election of directors recommended by the board of directors and the advisory vote on executive compensation.

GENERAL INFORMATION ABOUT THE MEETING

Voting Electronically

In order to vote online or via telephone before the Annual Meeting, go to the www.ProxyVote.com Web site or call the toll-free number on the proxy card or Internet Availability Notice and follow the instructions. If you choose not to vote by telephone or electronically, please complete and return the proxy card in the pre-addressed, postage-paid envelope provided. You may also vote while attending the meeting on the Internet.

If you received an Internet Availability Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Internet Availability Notice. If you would like to receive future stockholder materials electronically, please enroll at http://enroll.icsdelivery.com/AMTD. Please have the proxy card you received available when accessing the site.

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RECOMMENDED BY THE BOARD OF DIRECTORS

Board of Directors

The Company’s certificate of incorporation divides the Company’s board of directors into three classes, with four directors per class and with each class being elected to a staggered three-year term. J. Joe Ricketts, the Company’s founder, certain members of his family and trusts established for their benefit (collectively, the “Ricketts holders”) owned approximately 14% of our common stock as of the Record Date. The Toronto-Dominion Bank, a Canadian chartered bank, owned approximately 45% of our common stock as of the Record Date. References to “TD” or “TD Bank Group” in this Proxy Statement refer to The Toronto-Dominion Bank and its subsidiaries. In connection with the Company’s January 24, 2006 acquisition of TD Waterhouse Group, Inc. (“TD Waterhouse”), the Ricketts holders, TD and the Company entered into a stockholders agreement, as amended (the “Stockholders Agreement”). Under the Stockholders Agreement, the Company’s board of directors consists of twelve members, up to five of whom may be designated by TD, up to three of whom may be designated by the Ricketts holders, one of whom is the chief executive officer of the Company, and three of whom are outside independent directors who are nominated by the Outside Independent Directors (“OID”) Committee and then approved by TD and the Ricketts holders. The right of each of TD and the Ricketts holders to designate directors is subject to their maintenance of specified ownership thresholds of Company common stock, as set forth in the Stockholders Agreement. See discussion under “STOCK OWNERSHIP AND RELATED INFORMATION – Stockholders Agreement” for additional information regarding the terms of the Stockholders Agreement. As of the Record Date, based on their respective ownership positions in the Company, TD may designate five members of the board of directors and the Ricketts holders may designate two members. Because TD and the Ricketts holders collectively own more than 50% of the voting power of the outstanding common stock of the Company, the Company qualifies as a “controlled company” for purposes of New York

Stock Exchange (“NYSE”) Rule 303A and therefore is exempt from specified director independence requirements of NYSE.

The board of directors has nominated the following persons as directors to be voted upon at the 2013 Annual Meeting: Marshall A. Cohen, Kerry A. Peacock, J. Peter Ricketts and Allan R. Tessler, as Class II directors to serve terms ending at the 2016 Annual Meeting. Mr. Cohen and Ms. Peacock are designees of TD. Mr. J. Peter Ricketts is a designee of the Ricketts holders. Mr. Tessler is an outside independent director. Dan W. Cook III, Joseph H. Moglia, Wilbur J. Prezzano and Todd M. Ricketts are Class III directors serving terms ending at the 2014 Annual Meeting. W. Edmund Clark, Karen E. Maidment, Mark L. Mitchell and Fredric J. Tomczyk are Class I directors serving terms ending at the 2015 Annual Meeting. The board of directors has determined that Ms. Maidment and Messrs. Cohen, Cook, Mitchell, Prezzano, J. Peter Ricketts, Todd M. Ricketts and Tessler are independent as defined in NYSE Rule 303A.02.

The board of directors knows of no reason why any of Messrs. Cohen, J. Peter Ricketts and Tessler and Ms. Peacock might be unavailable to serve as directors, and each has expressed an intention to serve if elected. If any of Messrs. Cohen, J. Peter Ricketts and Tessler and Ms. Peacock is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute nominee as the board of directors may recommend. With the exception of the Stockholders Agreement, there are no arrangements or understandings between any of the persons nominated to be a Class II director and any other person pursuant to which any of such nominees was selected.

The election of a director requires the affirmative vote of a plurality of the shares of common stock present in person or represented by proxy at the meeting and voting, provided a quorum of at least a majority of the outstanding shares of common stock is represented at the meeting. If you abstain from voting on this matter, your abstention will have no effect on the vote. If you

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hold your shares through a broker and you do not instruct the broker how to vote on this “non-routine” proposal, your broker does not have authority to vote your shares. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will not have any other effect on the outcome of the election of directors. Proxies submitted pursuant to this solicitation will be voted “FOR” the election of each of Messrs. Cohen, J. Peter Ricketts and Tessler and Ms. Peacock as Class II directors, unless specified otherwise.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF MARSHAL A. COHEN, KERRY A. PEACOCK, J. PETER RICKETTS AND ALLAN R. TESSLER AS CLASS II DIRECTORS.

The tables below set forth certain information regarding the directors of the Company.

Nominees to Board of Directors

Name	Age	Principal Occupation	Director Since	Class and Year in Which Term Expires

Marshall A. Cohen	77	Counsel (retired), Cassels Brock & Blackwell LLP	2006	Class II 2016

Kerry A. Peacock	52	Executive Vice President, Direct Investing, TD Bank Financial Group	2012	Class II 2016

J. Peter Ricketts	48	Founder of Drakon LLC	2007†	Class II 2016

Allan R. Tessler	76	Chairman and Chief Executive Officer of International Financial Group, Inc.	2006	Class II 2016

†	Mr. J. Peter Ricketts previously served on the Company’s board of directors from October 1999 to May 2006 and was reelected in October 2007.

Marshall A. Cohen is counsel (retired) to Cassels Brock & Blackwell LLP, a law firm based in Toronto, Canada, which he joined in 1996. Prior to joining that firm, Mr. Cohen served as president and chief executive officer of The Molson Companies Limited from 1988 to 1996. Mr. Cohen currently serves as a director of Gleacher and Company and TriMas Corporation. He was formerly a director of American International Group, Barrick Gold Corporation and TD. Mr. Cohen holds a Bachelors degree from the University of Toronto, a law degree from Osgoode Hall Law School and a Masters Degree in Law from York University.

Mr. Cohen is one of the five directors designated by TD. He brings leadership skills and financial experience to the board of directors, having served as the president and chief executive officer of The Molson Companies Limited from 1988 to 1996. He brings insights to our board of directors through his service on other public company boards.

Kerry A. Peacock was elected as a director of the Company in July 2012. Ms. Peacock has served in several leadership positions since joining TD Bank Group in 1981. Since 2011, she has served as executive vice president of TD Waterhouse Discount Brokerage

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(a division of TD Waterhouse Canada, Inc., a wholly-owned subsidiary of TD), leading the global direct investing business of TD Bank Group. From 2009 until her current appointment, Ms. Peacock served as executive vice president of branch banking for TD Canada Trust (a wholly-owned subsidiary of TD), where she was responsible for leading a network of over 1,100 retail branches. From 2008 to 2009, Ms. Peacock served as senior vice president of business banking for TD Canada Trust, where she led product, sales and marketing teams. Ms. Peacock is a board member of Service Ontario and the Investment Industry Association of Canada. She formerly served on the board of directors of First Nations Bank and on Canada’s Board of Ombudsman for Banking Service and Investments. Ms. Peacock received an M.B.A. from the Richard Ivey School of Business at the University of Western Ontario and holds a professional designation as a Certified General Accountant.

Ms. Peacock is one the five directors designated by TD. She brings significant leadership skills and a large breadth of business and financial services experience to the board of directors, having served in several leadership positions with TD Bank Group.

J. Peter Ricketts is the founder of Drakon, LLC, an asset management company in Omaha, Nebraska. Mr. Ricketts previously served as a director of the Company from October 1999 to May 2006 before he resigned to campaign for election to the United States Senate for the State of Nebraska. From 1993 to 2005, Mr. Ricketts served in various leadership positions with the Company, including executive vice president and chief operating officer, corporate secretary, president of the private client division, senior vice president of strategy and business development, senior vice president of product development and senior vice president of marketing. Mr. Ricketts is a director of Chicago Baseball Holdings, LLC (the holding company for the Chicago Cubs Major League Baseball franchise), a director and officer of RPTC, Inc., a private trust company, a director and president of the Platte Institute for Economic Research, Inc. and an advisory board member for the Alumni Capital Network, a private equity firm based in New York. He serves on the global advisory board for the University of Chicago Graduate School of Business, as a member of the board of directors of Bellevue University and as a member of the board of trustees for the American Enterprise Institute. Mr. Ricketts received an M.B.A. in marketing and finance and a B.A. in biology from the University of Chicago. J. Peter Ricketts is the brother of Todd M. Ricketts, who serves as a director of the Company, and the son of J. Joe Ricketts, founder of the Company.

Mr. J. Peter Ricketts is one of the two directors designated by the Ricketts holders. He has extensive knowledge of the Company and its business, having served in senior leadership positions from 1993 to 2005, including chief operating officer.

Allan R. Tessler has been chairman of the board and chief executive officer of International Financial Group, Inc., an international merchant banking firm, since 1987. He is also chairman of the board of Epoch Holding Corporation, formerly J Net Enterprises. He has previously served as chief executive officer of J Net Enterprises, co-chairman and co-chief executive officer of Data Broadcasting Corporation (now known as Interactive Data Corporation), chairman of Enhance Financial Services Group, Inc. and chairman and principal stockholder of Great Dane Holdings. Mr. Tessler is the lead director and chair of the finance committee of Limited Brands, Inc. Mr. Tessler also serves as a director of Steel Partners Holdings L.P. He is a member of the board of governors of the Boys & Girls Clubs of America. Mr. Tessler holds a B.A. from Cornell University and an L.L.B. from Cornell University Law School.

Mr. Tessler is one of the three outside independent directors. He brings leadership skills and financial services experience to the board of directors, having served as chief executive officer of J Net Enterprises and

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co-chief executive officer of Data Broadcasting Corporation. He brings insights to our board of directors through his service on other public company boards.

Directors Not Standing For Election

Name	Age	Principal Occupation	Director Since	Class and Year in Which Term Expires

W. Edmund Clark	65	Group President and Chief Executive Officer, TD Bank Group; Vice Chairman of the Company	2006	Class I 2015

Dan W. Cook III	77	Senior Advisor, MHT Partners, L.P.	2005	Class III 2014

Karen E. Maidment	54	Director, The Toronto-Dominion Bank	2010	Class I 2015

Mark L. Mitchell	52	Principal, CNH Partners, LLC	1996*	Class I 2015

Joseph H. Moglia	63	Head Football Coach, Coastal Carolina University; Chairman of the Company	2006	Class III 2014

Wilbur J. Prezzano	72	Director, The Toronto-Dominion Bank	2006	Class III 2014

Todd M. Ricketts	43	Director, Chicago Baseball Holdings, LLC	2011	Class III 2014

Fredric J. Tomczyk	57	President and Chief Executive Officer of the Company	2008‡	Class I 2015

*	Mr. Mitchell previously served on the Company’s board of directors from December 1996 to January 2006 and was reelected in November 2006.

‡	Mr. Tomczyk previously served on the Company’s board of directors from January 2006 to June 2007 and was reelected in October 2008 when he became the chief executive officer of the Company.

W. Edmund Clark is group president and chief executive officer of TD Bank Group. Mr. Clark has served in this position since December 2002. From July 2000 until his current appointment, Mr. Clark served as president and chief operating officer of TD Bank Group. Prior to joining TD, Mr. Clark was president and chief executive officer of Canada Trust Financial Services. Mr. Clark is a director of TD and TD Bank, N.A. (a wholly-owned subsidiary of TD). He is also a member of the advisory council for Habitat for Humanity Toronto. In 2010, Mr. Clark was appointed to the Order of Canada, one of

Canada’s highest distinctions. Mr. Clark graduated from the University of Toronto with a Bachelor of Arts degree. He earned his Master’s degree and Doctorate in Economics from Harvard University.

Mr. Clark is one of the five directors designated by TD. Mr. Clark has significant financial services experience, serving as group president and chief executive officer of TD Bank Group since 2002. His financial services expertise is important for his role as vice chairman.

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RECOMMENDED BY THE BOARD OF DIRECTORS

Dan W. Cook III has been a senior advisor to MHT Partners, L.P., an investment banking firm, since 2001. Mr. Cook is a retired partner of Goldman Sachs & Co., a leading global investment banking firm. Mr. Cook was a general partner with Goldman Sachs from 1977 to 1992 and served as a senior director from 1992 to 2000. He currently serves on the executive board of the Edwin L. Cox School of Business at Southern Methodist University. Mr. Cook also serves as trustee or director of several charitable organizations. Mr. Cook received an M.B.A. from Harvard Business School and a B.A. from Stanford University.

Mr. Cook is one of the three outside independent directors. Mr. Cook brings leadership skills and significant financial services experience to the board of directors, having worked in the financial services industry in senior roles at Goldman Sachs for more than 20 years.

Karen E. Maidment has served as a director of the Company since August 2010. Ms. Maidment was chief financial and administrative officer of Bank of Montreal (“BMO”) Financial Group, a financial services organization, from 2007 to 2009, and was responsible for all global finance operations, risk management, legal and compliance, tax, communications and mergers and acquisitions. From 2000 to 2007 she served as the chief financial officer of BMO Financial Group. Ms. Maidment held several executive positions with Clarica Life Insurance Company from 1988 to 2000, including chief financial officer. Ms. Maidment currently serves on the board of directors of TD and TransAlta Corporation. She was formerly a director of Harris Bank, BMO Nesbitt Burns and the Bank of Montreal Pension Fund. Ms. Maidment holds a Bachelor of Commerce degree from McMaster University and is a Chartered Accountant. In 2000, she was named a Fellow of the Institute of Chartered Accountants of Ontario.

Ms. Maidment is one of the five directors designated by TD. She brings leadership skills and significant financial services experience to the board of directors, having most recently served as chief financial and administrative officer of BMO Financial Group. Her financial expertise and experience in risk management and compliance are important for her role as a member of the Audit Committee and Risk Committee.

Mark L. Mitchell served as a director of the Company from December 1996 until January 2006 and served as a member of the Company’s board of advisors in 1993. He was reelected as a director in November 2006. Mr. Mitchell is a principal at CNH Partners, LLC, an investment management firm, which he co-founded in 2001. He was a finance professor at Harvard University from 1999 to 2003 and was a finance professor at the University of Chicago from 1990 to 1999. Mr. Mitchell was a senior financial economist for the Securities and Exchange Commission from 1987 to 1990. He was a member of the Nasdaq quality of markets committee from 2003 to 2005. He was a member of the economic advisory board of NASD from 1995 to 1998. Mr. Mitchell received a Ph.D. in Applied Economics and an M.A. in Economics from Clemson University and received a B.B.A. (summa cum laude) in Economics from the University of Louisiana at Monroe.

Mr. Mitchell is one of the three outside independent directors. He brings significant financial experience and extensive knowledge of the Company and the brokerage industry, serving as a principal and co-founder of an investment management firm and as a director of the Company since 1996.

Joseph H. Moglia was elected chairman of the Company’s board of directors effective October 1, 2008. Mr. Moglia has been head football coach of Coastal Carolina University since December 2011. He served as president and head coach of the Omaha Nighthawks of the United Football League during 2011. From March 2001 through September 2008 he served as the Company’s chief executive officer. Mr. Moglia joined the Company from Merrill Lynch, where he served as senior vice president and head of the investment performance and product group for Merrill’s private client division. He oversaw all

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investment products, as well as the firm’s insurance and 401(k) businesses. Mr. Moglia joined Merrill Lynch in 1984 and, by 1988, was the company’s top institutional sales person. In 1992 he became head of global fixed income institutional sales and in 1995 ran the firm’s municipal division before moving to its private client division in 1997. Prior to entering the financial services industry, Mr. Moglia was the defensive coordinator for Dartmouth College’s football team. He coached various teams for 16 years, authored a book on football and wrote 11 articles that were published in national coaching journals. Mr. Moglia serves on the board of trustees of the STRATCOM Consultation Committee and is a director for Creighton University and for the National Italian American Foundation. Mr. Moglia was formerly a director of AXA Financial, Inc. and of its subsidiaries, AXA Equitable Life Insurance Company, MONY Life Insurance Company and MONY Life Insurance Company of America. Mr. Moglia received an M.S. in Economics from the University of Delaware and a B.A. in Economics from Fordham University.

Mr. Moglia serves as a director under a waiver to the Stockholders Agreement permitting him to serve in the place of an outside independent director so long as he serves as the chairman of the board. Mr. Moglia has significant financial services and leadership experience, having served as the Company’s chief executive officer from March 2001 through September 2008 and as head of the investment performance and product group for Merrill Lynch’s private client division. His experience as our former chief executive officer provides him insights that are useful in his current role as chairman of the board.

Wilbur J. Prezzano was employed with Eastman Kodak Company for over 30 years and served in various general management positions during that time, including as vice chairman of Eastman Kodak Company and chairman and president of Kodak’s greater China region, the positions that he held at the time of his retirement in 1996. Mr. Prezzano serves as a director of

TD, EnPro Industries, Inc., Snyder’s-Lance, Inc. and Roper Industries, Inc. Mr. Prezzano received a Bachelor’s degree and Masters in Business Administration from the University of Pennsylvania Wharton School.

Mr. Prezzano is one of the five directors designated by TD. He brings leadership skills and financial experience to the board of directors, having served as the vice chairman of Eastman Kodak Company. He brings insights to our board of directors through his service on other public company boards.

Todd M. Ricketts has served as a director of Chicago Baseball Holdings, LLC since October 2009. Mr. Ricketts has managed his personal investment portfolio since 2001 and has been a managing co-owner of JBE Riding Group LLC, a bicycle retailer and service provider, since 2009. Previously, Mr. Ricketts served as corporate secretary and director of business development for the Company. He also served as the special assistant to the president for Knight Capital Group, Inc. and assisted with their initial public offering. Mr. Ricketts received a B.A. in economics from Loyola University Chicago. Todd M. Ricketts is the brother of J. Peter Ricketts, who serves as a director of the Company, and the son of J. Joe Ricketts, founder of the Company.

Mr. Todd M. Ricketts is one of the two directors designated by the Ricketts holders. He brings business management and financial experience to the board of directors through his entrepreneurial and financial services industry experience.

Fredric J. Tomczyk is president and chief executive officer of the Company. Mr. Tomczyk has served in this position since October 2008. From July 2007 until his current appointment, he served as the Company’s chief operating officer and was responsible for all operations, technology, retail sales functions and the registered investment advisor channel. He served on the Company’s board of directors from January 2006 until

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June 2007. From May 2002 until joining the Company, he served as the vice chair of corporate operations for TD Bank Group. From March 2001 until May 2002, Mr. Tomczyk served as executive vice president of retail distribution for TD Canada Trust and from September 2000 until March 2001 served as executive vice president and later as president and chief executive officer of wealth management for TD Canada Trust. Prior to joining TD Canada Trust, he was president and chief executive officer of London Life. Mr. Tomczyk serves as a director of Knight Capital Group, Inc. Mr. Tomczyk also serves on Cornell University’s undergraduate business program advisory council. Mr. Tomczyk graduated from Cornell University with a Bachelor of Science, Applied Economics & Business Management. He subsequently obtained his Chartered Accountant designation. In 2006, he was elected as a Fellow of the Institute of Chartered Accountants of Ontario.

Mr. Tomczyk is the president and chief executive officer of the Company. He has significant financial services and management experience, having worked in the financial services industry for over 20 years.

Board Meetings and Committees

The board of directors conducts its business through meetings of the board, actions taken by written consent in lieu of meetings and by the actions of its committees. The non-employee members and the independent members of our board of directors each meet in executive session without management present at each regularly scheduled in-person meeting of the board. These directors select a presiding director at these meetings on an ad-hoc basis. The board of directors has a policy requiring the separation of the roles of chief executive officer and chairman of the board, because the board of directors believes it improves the ability of the board to exercise its oversight role. Currently, Mr. Tomczyk serves as the chief executive officer and Mr. Moglia serves as chairman of the board. The chairman is responsible for managing the affairs of the board, with the objective that it is properly organized, functions effectively and fulfills its responsibilities. The chairman also works with the chief executive officer and the corporate secretary to establish the agenda for each board meeting and receives input from other directors as necessary or desired for the coordination of board activities. The separation of the roles of chief executive officer and chairman of the board does not affect risk oversight, which is the responsibility of the board of directors, primarily overseen by the Risk Committee. Our management team is responsible for managing risk, using risk management processes, policies and procedures to identify, measure and manage risks.

During the fiscal year ended September 30, 2012, the board of directors held five meetings. During fiscal year 2012, each director attended at least 75% of the aggregate number of meetings of the board of directors and meetings of the committees of the board of directors on which they served. Although the Company does not have a formal policy regarding director attendance at our Annual Meeting of Stockholders, directors are encouraged to attend. All 12 directors attended the 2012 Annual Meeting of Stockholders.

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The board of directors has established six standing committees: Audit, H.R. and Compensation, Corporate Governance, Outside Independent Directors, Non-TD

Directors and Risk. The committee members are identified in the following table:

Director	Audit	H. R. and Compensation	Corporate Governance	Outside Independent Directors	Non-TD Directors	Risk

W. Edmund Clark		Chairman	X

Marshall A. Cohen	Chairman		X

Dan W. Cook III		X	X	Chairman	X

Karen E. Maidment	X					X

Mark L. Mitchell		X		X	X	Chairman

Joseph H. Moglia					X

Kerry A. Peacock						X

Wilbur J. Prezzano	X

J. Peter Ricketts			X		X	X

Todd M. Ricketts					X

Allan R. Tessler	X		Chairman	X	X

Fredric J. Tomczyk					X

Audit Committee. The functions performed by the Audit Committee are described in the Audit Committee charter and include: (1) overseeing the Company’s internal accounting controls and controls over financial reporting, including assessment of legal and compliance matters, (2) selecting the Company’s independent registered public accounting firm and Managing Director of Corporate Audit and assessing their performance on an ongoing basis, (3) reviewing the Company’s financial statements and audit findings and overseeing the financial and regulatory reporting processes, (4) performing other oversight functions as requested by the board of directors and (5) reporting activities performed to the board of directors. The Audit Committee charter is available on the Company’s Web site at www.amtd.com under the governance section and is attached to this Proxy Statement as Appendix A.

All current Audit Committee members are “independent” as defined in the applicable listing standards of the New York Stock Exchange. The board of directors has determined that each Audit Committee member has sufficient knowledge in financial and auditing matters to serve on the committee and has designated Ms. Maidment and Mr. Tessler as audit committee financial experts as defined by the Securities and Exchange Commission (“SEC”). The Company’s Audit Committee met 10 times during fiscal year 2012. The Report of the Audit Committee for the fiscal year ended September 30, 2012 appears under PROPOSAL NO. 3 – “RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.”

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

RECOMMENDED BY THE BOARD OF DIRECTORS

H.R. and Compensation Committee. The H.R. and Compensation Committee, referred to in this Proxy Statement as the Compensation Committee, reviews and approves broad compensation philosophy and policy and executive salary levels, bonus payments and equity awards pursuant to the Company’s management incentive plans and, in consultation with the Risk Committee, reviews compensation-related risks. The Compensation Committee also reviews the Compensation Discussion and Analysis, discusses it with management and makes a recommendation as to whether it should be included in each proxy statement. The Compensation Committee charter is available on the Company’s Web site at www.amtd.com under the governance section. The Compensation Committee met five times during fiscal year 2012. The Compensation Committee Report appears under “EXECUTIVE COMPENSATION AND RELATED INFORMATION.”

Corporate Governance Committee. The primary purpose of the Corporate Governance Committee is to ensure that the Company has and follows appropriate governance standards. To carry out this purpose, the committee develops and recommends to the board of directors corporate governance principles and leads and oversees the annual self-evaluation of the board of directors and its committees. The Company’s Corporate Governance Committee met four times during fiscal year 2012. The Corporate Governance Committee charter and the Corporate Governance Guidelines are available on the Company’s Web site at www.amtd.com under the governance section.

Outside Independent Directors Committee. The OID Committee’s purpose is to assist the board of directors in fulfilling the board’s oversight responsibilities by: (1) identifying individuals qualified to serve on the board of directors, (2) reviewing the qualifications of the members of the board and recommending nominees to fill board of director vacancies and (3) recommending a slate of nominees for election or reelection as directors by the Company’s stockholders at the Annual Meeting to fill the seats of directors whose terms are expiring. The OID Committee reviews and approves (or ratifies) any related person transaction that is required to be disclosed by the Company. The OID Committee is also responsible for approving transfers of voting securities by TD and the Ricketts holders not otherwise permitted by the Stockholders Agreement, approving qualifying transactions (as defined in the Stockholders Agreement) and determining the fair market value (or selecting an independent investment banking firm to determine the fair market value) of certain property in connection with the stock purchase and transfer rights of TD and the Ricketts holders set forth in the Stockholders Agreement. All current OID Committee members are “independent” as defined in the applicable listing standards of the New York Stock Exchange. In accordance with the Stockholders Agreement, the OID Committee will not include any director designated by TD or the Ricketts holders. The Company’s OID Committee met six times during fiscal year 2012.

Written communications submitted by stockholders pursuant to the Company’s Stockholder Communications Policy recommending the nomination of a person to be a member of the Company’s board of directors will be forwarded to the chair of the OID Committee for consideration. The OID Committee will consider director candidates who have been identified by other directors or the Company’s stockholders, but it has no obligation to recommend such candidates for nomination, except as may be required by contractual obligation of the Company. Stockholders who submit director recommendations must include the following: (1) a detailed resume outlining the candidate’s knowledge, skills and experience, (2) a one-page summary of the candidate’s attributes, including a statement as to why the candidate is an excellent choice for the board of directors, (3) a detailed resume of the stockholder submitting the director recommendation and (4) the number of shares held by the stockholder, including the dates such shares were acquired.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

RECOMMENDED BY THE BOARD OF DIRECTORS

The OID Committee charter establishes the following guidelines for identifying and evaluating candidates for selection to the board of directors:

1.	Decisions for recommending candidates for nomination are based on merit, qualifications, performance, character and integrity and the Company’s business needs and will comply with the Company’s anti-discrimination policies and federal, state and local laws.

2.	The composition of the entire board of directors will be taken into account when evaluating individual directors, including: the diversity, depth and breadth of knowledge, skills, experience and background represented on the board of directors; the need for financial, business, financial industry, public company and other experience and expertise on the board of directors and its committees; and the need to have directors work cooperatively to further the interests of the Company and its stockholders.

3.	Candidates will be free of conflicts of interest that would interfere with their ability to discharge their duties as a director.

4.	Candidates will be willing and able to devote the time necessary to discharge their duties as a director and shall have the desire and purpose to represent and advance the interests of the Company and stockholders as a whole.

5.	Any other criteria as the OID Committee may determine.

Notwithstanding any provision to the contrary in the OID Committee charter, when the Company is legally required by contractual obligation to provide third parties with the ability to nominate directors (including pursuant to the Stockholders Agreement discussed under “STOCK OWNERSHIP AND RELATED INFORMATION – Stockholders Agreement”) the selection and nomination of such directors is not subject to the committee’s review and recommendation process. The OID Committee charter is available on the

Company’s Web site at www.amtd.com under the governance section.

Non-TD Directors Committee. The Non-TD Directors Committee is composed of all of the directors not designated by TD. The purpose of this committee is to make determinations relating to any acquisition by the Company of a competing business held by TD. The Non-TD Directors Committee did not meet during fiscal year 2012.

Risk Committee. The Risk Committee was formed for the purpose of assisting the board of directors in its oversight responsibilities relating to the identification, monitoring and assessment of the key risks of the Company, including the significant policies, procedures and practices employed in risk management. The Risk Committee met four times during fiscal year 2012. The Risk Committee charter is available on the Company’s Web site at www.amtd.com under the governance section.

Code of Ethics

The Company has a code of business conduct and ethics that applies to all employees and the board of directors. A copy of this code is publicly available on the Company’s Web site at www.amtd.com under the governance section and as Exhibit 14 of the Company’s quarterly report on Form 10-Q filed with the SEC on February 4, 2011.

Stockholder Communications Policy

Stockholders may communicate with any member of the board of directors, including the chairperson of any committee, an entire committee or the independent directors or all directors as a group, by sending written communications to:

Corporate Secretary

TD Ameritrade Holding Corporation

6940 Columbia Gateway Drive

Columbia, Maryland 21046

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

RECOMMENDED BY THE BOARD OF DIRECTORS

A stockholder must include his, her or its name and address in any such written communication and indicate whether he, she or it is a Company stockholder.

The corporate secretary will compile all communications, summarize lengthy, repetitive or duplicative communications and forward them to the appropriate director or directors. Complaints regarding accounting, internal controls or auditing will be forwarded to the chair of the Audit Committee. The corporate secretary will not forward to directors non-substantive communications or communications that appear to pertain to personal grievances, but will instead forward them to the appropriate department within the Company for resolution. The corporate secretary will retain a copy of such communications for review by any director upon his or her request.

Communications from a Company employee or agent will be considered stockholder communications under this policy if made solely in his or her capacity as a stockholder. No communications from a Company director or officer will be considered stockholder communications under this policy. In addition, proposals submitted by stockholders for inclusion in the Company’s annual proxy statement, and proposals submitted by stockholders for presentation at the Company’s annual stockholders meeting, will not be considered stockholder communications under this policy. Written communications submitted by stockholders recommending the nomination of a person to be a member of the Company’s board of directors will be forwarded to the chair of the OID Committee.

Director Compensation and Stock Ownership Guidelines

The following table summarizes non-employee director compensation for calendar year 2012 under the terms of the TD Ameritrade Holding Corporation 2006 Directors Incentive Plan:

Non-employee Director Compensation	Amount

Chairman of the Board Annual Retainer	$400,000 in cash or a combination of cash and RSUs

Annual Cash Retainer (excluding Chairman)	$80,000

Annual Equity Grant (excluding Chairman)	$130,000 in RSUs

Committee Chair Retainer	$10,000 ($25,000 for Audit and Risk Committee chair)

Audit Committee Member Fee	$10,000

Non-employee directors may also receive, at the discretion of the Corporate Governance Committee and approved by the board of directors, payment of additional non-employee director compensation when special circumstances warrant.

The 2006 Directors Incentive Plan is designed to:

•	fairly compensate non-employee directors for work required of a company the size and complexity of TD Ameritrade and

•	align directors’ interests with the long-term interests of stockholders.

The annual cash retainer, the committee chair retainer and the Audit Committee member fee are paid in advance at the beginning of each calendar year.

Under the 2006 Directors Incentive Plan, any non-employee director is permitted to defer any or all of

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

RECOMMENDED BY THE BOARD OF DIRECTORS

the cash or equity award. Investment earnings on amounts deferred in the form of stock units are based on the fluctuations in the underlying common stock of the Company. Cash awards that were deferred under the terms of the 1996 Directors Incentive Plan (the predecessor to the 2006 Directors Incentive Plan) earn interest at the prime rate as reported by The Wall Street Journal. Cash awards that are deferred under the terms of the 2006 Directors Incentive Plan earn interest based on terms and conditions established by the Compensation Committee.

The number of restricted stock units, or RSUs, under the annual equity grant is calculated by using the average of the high and low price of the Company’s common stock for the 20 trading days prior to the grant date. Beginning with calendar year 2011 grants, RSU awards vest completely on the first anniversary of the grant date and are settled by issuing shares of Company common stock. RSU awards granted for calendar years prior to 2011 vest in one-third increments annually over three years from the date of grant and the vested RSUs are settled by issuing shares of Company common stock following the third anniversary of the grant date. A director may elect to defer the receipt of stock under the terms of any applicable deferred compensation plan. If the director terminates service as a non-employee director prior to the third anniversary of the grant date for awards granted for calendar years prior to 2011, the RSUs, to the extent vested on the date of such termination of service, are settled as soon as reasonably practicable after such termination. In the event of a change in control of the Company, the RSUs vest as soon as practicable after the change in control. RSUs do not have any voting rights. Vested RSUs and awards of RSUs (vested and unvested) for calendar years beginning in 2011 receive the benefit of any dividends on common stock of the Company in the form of additional RSUs. Unvested RSUs granted for calendar years prior to 2011 are not entitled to receive the benefit of dividends. In the event of the death of a non-employee director, the RSUs will vest and be settled in common stock of the Company. In the event of the disability of a non-employee director, the RSUs will continue to vest over the applicable vesting period whether or not the director continues to serve as a director of the Company.

Non-employee directors are reimbursed for expenses incurred in connection with attending meetings of the board of directors. The Company also provides liability insurance for its directors and officers.

Mr. Moglia is compensated pursuant to a non-employee chairman term sheet. Under the term sheet, Mr. Moglia is paid an annual retainer of $400,000, which is paid in either cash or a combination of cash and equity. Mr. Moglia elected to be paid in cash for his 2012 annual retainer. For the provisions of the non-employee chairman term sheet, we refer you to Exhibit 10.2 of the Company’s Annual Report on Form 10-K filed with the SEC on November 18, 2011.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

RECOMMENDED BY THE BOARD OF DIRECTORS

The table below provides information on compensation for non-employee directors who served during fiscal year 2012. Compensation information for Mr. Tomczyk, who is a named executive officer and the only employee director of the Company, is disclosed in the Summary Compensation Table under “EXECUTIVE COMPENSATION AND RELATED INFORMATION.”

	Fees Earned or Paid in Cash
Name	Paid in Cash (2) ($)	Deferred in Form of Stock Units or Cash (3),(5) ($)	Stock Awards (4),(5) ($)	Nonqualified Deferred Compensation Earnings (6) ($)	All Other Compensation (7) ($)	Total ($)

W. Edmund Clark(1)	—	—	—	—	—	—

Marshall A. Cohen	—	105,000	130,411	—	—	235,411

Dan W. Cook III	90,000	—	130,411	—	—	220,411

William H. Hatanaka(1)	—	—	—	—	—	—

Karen E. Maidment	—	90,000	130,411	114	—	220,525

Mark L. Mitchell	101,250	—	130,411	819	—	232,480

Joseph H. Moglia	400,000	—	—	—	48,725	448,725

Kerry A. Peacock(1)	—	—	—	—	—	—

Wilbur J. Prezzano	—	90,000	130,411	—	—	220,411

J. Joe Ricketts	20,000	—	—	—	—	20,000

J. Peter Ricketts	80,000	—	130,411	—	—	210,411

Todd M. Ricketts	75,385	—	154,258	—	—	229,643

Allan R. Tessler	100,000	—	130,411	—	—	230,411

(1)	Messrs. Clark and Hatanaka and Ms. Peacock, employees of TD, elected not to receive compensation for services provided as a director. Ms. Peacock was elected to the board in July 2012 and replaced Mr. Hatanaka.

(2)	The amounts in this column represent amounts paid in cash for retainers and fees. Mr. J. Joe Ricketts served as a director until his retirement in October 2011, when he was replaced by Mr. Todd M. Ricketts.

(3)	The amounts in this column represent the dollar amount of retainers and fees deferred in the form of Company stock units, except for Ms. Maidment, who deferred her retainer and fees in cash.

(4)	The amounts in this column represent the aggregate grant date fair value calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification (“ASC”) Topic 718, Compensation – Stock Compensation, for RSUs granted during fiscal year 2012. In fiscal year 2012, non-employee directors received a grant of RSUs with a grant date fair value of $130,411 for their 2012 annual equity grant. Mr. Todd M. Ricketts also received a grant of RSUs with a grant date fair value of $23,847 for his prorated calendar year 2011 annual equity grant during fiscal year 2012.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

RECOMMENDED BY THE BOARD OF DIRECTORS

(5)	The following table summarizes, as of September 30, 2012, the aggregate number of outstanding deferred stock units, RSUs and stock option awards held by directors who served during fiscal year 2012, except Mr. Tomczyk. Outstanding stock-based awards for Mr. Tomczyk, who is a named executive officer, are summarized in the Outstanding Equity Awards at Fiscal Year-End table under “EXECUTIVE COMPENSATION AND RELATED INFORMATION.”

Name	Deferred Stock Unit Awards (#)	Restricted Stock Unit Awards (#)	Option Awards (#)

W. Edmund Clark	—	—	—

Marshall A. Cohen	62,376	15,169	—

Dan W. Cook III	5,485	15,169	12,971

William H. Hatanaka	—	—	—

Karen E. Maidment	13,432	11,682	—

Mark L. Mitchell	24,302	15,169	—

Joseph H. Moglia	—	—	4,255,000

Kerry A. Peacock	—	—	—

Wilbur J. Prezzano	52,348	15,169	—

J. Joe Ricketts	—	6,907	—

J. Peter Ricketts	—	15,169	—

Todd M. Ricketts	—	9,846	—

Allan R. Tessler	—	15,169	—

(6)	The amounts in this column represent the above-market interest earnings on deferred cash compensation.

(7)	The amount in this column represents reimbursement for post-retirement medical coverage for Mr. Moglia and his spouse.

Under the Company’s non-employee director stock ownership guidelines, non-employee directors receiving compensation are required to own shares of the Company’s common stock with a value equal to twice their total annual cash and equity retainer ($800,000 for the chairman and $420,000 for other non-employee directors), not later than the fifth anniversary of becoming a director of the Company. Shares counted toward this calculation include common stock beneficially owned by the director, vested and unvested RSUs and vested options. All non-employee directors receiving compensation with more than five years of service with the Company have met this guideline.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Executive Officers

The Company’s executive officers are as follows:

Name	Age	Position

Fredric J. Tomczyk	57	President, Chief Executive Officer

Marvin W. Adams	55	Executive Vice President, Chief Operating Officer

J. Thomas Bradley, Jr.	50	Executive Vice President, Retail Distribution

William J. Gerber	54	Executive Vice President, Chief Financial Officer

Ellen L.S. Koplow	53	Executive Vice President, General Counsel and Secretary

Thomas A. Nally	41	Executive Vice President, TD Ameritrade Institutional

See PROPOSAL NO. 1 – “ELECTION OF DIRECTORS RECOMMENDED BY THE BOARD OF DIRECTORS – Directors Not Standing For Election” for information regarding the business experience of Fredric J. Tomczyk.

Marvin W. Adams joined the Company as chief operating officer in April 2011. In this role, he oversees all information technology and operations functions, including systems development, data centers and infrastructure, networks, online engagement, project management, procurement, process improvement and retail brokerage clearing and operations. Mr. Adams brings more than 30 years of operational and technology experience, much of which he gained in the financial services industry. From 2010 until he joined the Company, Mr. Adams served as executive vice president of shared services of TIAA-CREF. In this role, he was responsible for overseeing the operations and applications services technology and leading information technology strategy and policy. Mr. Adams also served in a similar capacity at Fidelity Investments from 2008 to 2009, where he was responsible for enterprise transformation initiatives, and as chief information officer at Citigroup Inc. from 2006 to 2008, Ford Motor Company from 2000 to 2006 and Bank One Corporation from 1997 to 2000. He also served as the head of worldwide engineering systems for Xerox Corporation after starting his career at IBM. Mr. Adams holds a Bachelor of Science degree in electrical engineering from Michigan State University.

J. Thomas Bradley, Jr. was appointed president of retail distribution in February 2012. In this role, he is responsible for the Company’s branch network, investor service and sales call centers, guidance solutions, investment products and investor education businesses. Mr. Bradley joined the Company upon its acquisition of TD Waterhouse in January 2006 and was appointed president of TD Ameritrade Institutional. In November 2009, he was named executive vice president of the Company. In his role as president of TD Ameritrade Institutional, he oversaw all institutional business functions, including the Company’s independent investment advisor services, fixed income, self-directed 401(k) and retirement trust businesses. Prior to January 2006, he spent nearly 20 years at TD Waterhouse managing a variety of retail and institutional businesses. He was most recently responsible for the U.S. independent advisor services, correspondent clearing and capital markets businesses. Prior to joining TD Waterhouse, Mr. Bradley was a financial advisor with Northwestern Mutual Life and Robert W. Baird & Co. Mr. Bradley has received several industry awards, including The National Association of Personal Financial Advisors’ Special Achievement Award (2006), the Texas Tech Lifetime Achievement Visionary Award (2008) and Investment Advisor Magazine’s Most Influential People (2006, 2009 and 2011). Mr. Bradley holds a B.S. degree in business administration, with a concentration in finance, from the University of Richmond, Robins School of Business and also completed the Securities Industry Institute program, sponsored by the Securities Industry and Financial Markets Association (“SIFMA”), at the Wharton School of Business. He also holds several financial services industry securities licenses.

William J. Gerber was appointed chief financial officer in October 2006. In May 2007, he was named executive vice president of the Company. In his role as chief

EXECUTIVE COMPENSATION AND RELATED INFORMATION

financial officer, he oversees investor relations, certain treasury functions and finance operations, including accounting, business planning and forecasting, external and internal reporting, tax and business development. From May 1999 until October 2006, he served as the Company’s managing director of finance, during which time he played a major role in evaluating merger and acquisition opportunities for the Company, including TD Waterhouse, Datek and NDB. Prior to joining the Company, he served as vice president of Acceptance Insurance Companies, Inc., where he was responsible for all aspects of mergers and acquisitions, investment banking activity, banking relationships, investor communications and portfolio management. Prior to joining Acceptance, Mr. Gerber spent eight years with Coopers & Lybrand, now known as PricewaterhouseCoopers, serving as an audit manager primarily focusing on public company clients. He serves on the board of directors for CTMG Inc. and Creighton Preparatory High School. Mr. Gerber holds a B.B.A. in Accounting from the University of Michigan. Mr. Gerber is also a CPA in the State of Michigan.

Ellen L.S. Koplow has served as general counsel since June 2001 and was named secretary in November 2005. She manages the Company’s legal and government relations departments. She joined the Company in May 1999 as deputy general counsel and was named acting general counsel in November 2000. Prior to joining the Company, Ms. Koplow was managing principal of the Columbia, Maryland office of Miles & Stockbridge P.C. Ms. Koplow graduated cum laude from the University of Baltimore Law School in 1983, where she was a member of the Heuisler Honor Society, a Scribes Award winner and a Comments Editor for the Law Review. Ms. Koplow also holds a B.A. in Government and Politics from the University of Maryland.

Thomas A. Nally was appointed president of TD Ameritrade Institutional and named executive vice president of the Company in February 2012. In his role as president of TD Ameritrade Institutional, he oversees all institutional business functions, including the Company’s independent investment advisor services, fixed income, self-directed 401(k) and retirement trust businesses. Mr. Nally joined the Company upon its acquisition of TD Waterhouse in January 2006. From January 2006 until his current appointment, he was responsible for TD Ameritrade Institutional Sales, where he led his team to develop new advisor relationships and deliver a value added practice management solution to assist registered investment advisors in achieving their strategic business objectives. Prior to January 2006, Mr. Nally spent 12 years at TD Waterhouse in various leadership positions, most recently as senior vice president of TD Waterhouse Institutional, Brokerage Services. Over his tenure, he has held multiple management positions in various key areas of the business, including responsibility for trading, fixed income, advisor relations, client service, advisor technology, account services and operations for more than 4,500 independent registered investment advisors who custody assets with TD Ameritrade Institutional. Mr. Nally graduated from Rider University with a degree in Finance and completed the Securities Industry Institute program, sponsored by SIFMA, at the Wharton School of Business. He was recognized as one of Investment Advisor Magazine’s top 25 most influential people for 2012 and Investment News’ 2013 Power 20 list of financial industry leaders. He also holds several financial services industry securities licenses.

Compensation Discussion and Analysis

Overview

This section describes the fiscal year 2012 compensation for our chief executive officer, chief financial officer and each of our other three most highly compensated executive officers employed at the end of fiscal year 2012. We refer to these individuals as our named executive officers. Our named executive officers for fiscal year 2012 were:

•	Fredric J. Tomczyk, President and Chief Executive Officer

•	William J. Gerber, Executive Vice President, Chief Financial Officer

EXECUTIVE COMPENSATION AND RELATED INFORMATION

•	Marvin W. Adams, Executive Vice President, Chief Operating Officer

•	J. Thomas Bradley, Jr., Executive Vice President, Retail Distribution

•	Thomas A. Nally, Executive Vice President, TD Ameritrade Institutional

Changes in Management

On February 14, 2012, Mr. Bradley was elected as Executive Vice President, Retail Distribution following the resignation of Mr. John B. Bunch. Mr. Nally was elected as Executive Vice President, TD Ameritrade Institutional, replacing Mr. Bradley. Mr. Nally has been with the Company since 1994 and has served on the management team for 16 years, most recently overseeing all aspects of TD Ameritrade Institutional’s sales. Mr. Nally and his team were responsible for developing new registered investment advisor relationships and delivering practice management solutions that assist registered investment advisors in achieving their strategic business objectives.

Compensation-related Agreements and Plans

This discussion and the executive compensation tables below are based on the employment agreements of Messrs. Tomczyk and Adams, and the terms of our management incentive plan and long-term incentive plan. We refer you to those agreements and plan documents for the complete terms.

Where you can find more information

Name	Description	SEC Filing
Fredric J. Tomczyk	Employment Agreement	• Quarterly Report on Form 10-Q filed on August 8, 2008, Exhibit 10.2
Marvin W. Adams	Term Sheet	• Quarterly Report on Form 10-Q filed on May 6, 2011, Exhibit 10.4
All Executive Officers	Long-Term Incentive Plan	• Form 8-K filed on February 18, 2011, Exhibit 10.1
	Management Incentive Plan	• Form 8-K filed on February 18, 2011, Exhibit 10.2

We have organized this report as follows:

1.	First, we provide information regarding our Compensation Committee and its role in setting executive compensation.

2.	Next, we discuss the guiding principles underlying senior executive compensation policies and decisions.

3.	We describe the risk assessment of our compensation programs.

4.	We discuss the elements of compensation, how we determined the amount of each element and how each element fits into the Company’s compensation objectives.

5.	We describe stock ownership guidelines.

6.	We discuss severance and change in control provisions.

7.	We discuss certain tax treatment of senior executive compensation.
8.	We conclude by describing certain compensation-related actions taken since the end of fiscal year 2012.

1.    The H.R. and Compensation Committee

The Compensation Committee establishes and administers the Company’s executive compensation programs and, in consultation with the Risk Committee, reviews compensation-related risks. The board of directors evaluates the performance of the chief executive officer and reviews the Compensation Committee’s compensation recommendation. The Compensation Committee then formally approves the chief executive officer’s compensation. The chief executive officer and the Compensation Committee together assess the performance of the other named executive officers and then the Compensation Committee determines their compensation based on initial recommendations from the chief executive officer. Beginning in October 2005, the Compensation

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Committee retained Mercer Human Resources Consulting to advise the Compensation Committee on executive compensation practices and market compensation levels. Annually, Mercer provides the Compensation Committee with independent validation of the market data provided by management. In addition, Mercer provides management with guidance on industry trends and best practices. Management also engages Mercer to provide consulting services to the Company on its health and welfare plans. In fiscal year 2012, Mercer and its affiliates earned $9,988 in fees for executive compensation market analysis and $600,435 in fees for other services, including consulting services on the Company’s benefit plans, compensation market surveys and compensation market survey software. These other services were not approved by the board of directors or the Compensation Committee because they relate to broad-based compensation and benefit plans.

The Compensation Committee is composed of three non-employee directors of the board. No member of the Compensation Committee during fiscal year 2012 was an employee of the Company or any of its subsidiaries at the time of his service on the Compensation Committee. Each member of the Compensation Committee during fiscal year 2012 qualified as a “non-employee director” under rule 16b-3 under the Securities Exchange Act of 1934 (the “1934 Act”) and as an “outside director” under section 162(m) of the Internal Revenue Code of 1986, as amended (“the Code”). Mr. Clark, chief executive officer of TD, serves as chairman of the Compensation Committee. Given that TD is the Company’s largest stockholder, we believe Mr. Clark’s views are properly aligned with stockholder interests.

The Compensation Committee has delegated to the chief executive officer of the Company (the “CEO”) the authority to increase the compensation of, and grant equity awards to, any employee participating in the management incentive plan, or the MIP, whose total target compensation is less than the tenth highest paid employee and less than $1 million per year, subject in each case to any increase or grant being (1) within the budget previously approved by the Compensation

Committee and (2) in accordance with the terms of the applicable compensation plan.

2.    Guiding Principles

The objective of the executive compensation plans is to attract, retain and motivate high-performing executives to create sustainable long-term value for stockholders. To achieve this objective, the Company and the Compensation Committee use the following guiding principles when evaluating executive compensation policies and decisions:

•	Alignment with the Company’s Business Strategy

—	Executive compensation is linked with the achievement of specific short- and long-term strategic business objectives and the Company’s overall performance.

—	Compensation plans are linked to key business drivers that support long-term stockholder value creation.

•	Alignment to Stockholders’ Interests

—	The interests of executives are aligned with those of long-term stockholders through policy and plan design.

—	Stock ownership guidelines are used to align the interests of executives with those of stockholders over the long term.

—

As an executive increases in seniority, an increasing percentage of total compensation is subject to vesting through the greater use of equity-based awards to aid in retention and to focus executives on sustainable long-term performance.

•	Risk Management

—	Compensation plan design should not create an incentive for excessive risk-taking and each plan is reviewed periodically to determine that it is operating as intended.

•	Pay for Performance

—	Clear relationships should exist between executive compensation and performance. Compensation should reward both corporate and individual performance.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

—	Total compensation includes a meaningful variable component that is linked to key business objectives and the Company’s overall performance.

—	A substantial portion of variable compensation is awarded in the form of equity-based awards.

—	Equity awards are generally granted based on the achievement of annual performance goals and are subject to time-based vesting.

—	Incentive compensation is subject to risk of forfeiture in accordance with the clawback policy.

—	The Compensation Committee has the ability to exercise negative discretion to reduce compensation as appropriate.

•	Pay Competitively

—

Target total compensation should be based on the median of the competitive market and adjusted to reflect scope of responsibility, experience, potential and performance or other factors specific to the executive.

3.    Risk Assessment

The Compensation Committee, together with the Risk Committee, assessed all of the Company’s compensation plans and has concluded that our compensation plans and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. Management assessed all of the Company’s executive, sales and broad-based compensation plans to determine if any provisions or practices create undesired or unintentional risk of a material nature. This risk assessment process included a review of plan design, including business drivers and performance measures. Incentive compensation plan design varies across business units based on differing goals established for business units. Incentive compensation targets are reviewed annually and adjusted as necessary to align with quantitative and qualitative CEO goals (defined below). The Company’s compensation structure includes the following risk-mitigating factors: approval of executive compensation by a committee of independent directors, performance-based long-term incentive awards aligned with stockholder interests, stock ownership guidelines and anti-hedging and clawback policies (described below).

4.    Elements of Compensation

Targeted Overall Compensation

The Company operates in the highly competitive financial services sector, with a leadership position in retail securities brokerage services. The overall compensation program is designed to align the interests of executives with those of our stockholders and be competitive with the compensation practices of financial services companies with characteristics similar to the Company. The comparator group consists of:

•	E*TRADE Financial Corporation,

•	The Charles Schwab Corporation,

•	Ameriprise Financial, Inc.,

•	CME Group Inc.,

•	Comerica Incorporated,

•	Fifth Third Bancorp,

•	Franklin Resources, Inc.,

•	Invesco Ltd.,

•	Legg Mason, Inc.,

•	LPL Investment Holdings Inc.,

•	The NASDAQ OMX Group, Inc.,

•	Northern Trust Corporation,

•	NYSE Euronext,

•	Raymond James Financial, Inc.,

•	State Street Corporation and

•	T. Rowe Price Group, Inc.

The criteria for determining the comparator group were industry, products, market capitalization, revenue, pre-tax income, geographic presence, peer group inclusion and competition for talent.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Target total compensation consists of an executive’s base salary and incentive compensation, which is comprised of cash and equity. These targeted total compensation levels are developed using market data from our comparator group and other financial services compensation data obtained from human resources consulting firms, such as McLagan, Mercer and Towers Watson. The market data considered as part of the competitive review reflect executive responsibilities that are similar to the responsibilities of our executive officers, where available. Mercer, our outside independent compensation consultant, reviewed the market compensation information and confirmed its appropriateness as a point of reference in setting target total compensation levels for each of our named executive officers.

A significant portion of each executive’s total compensation is variable or “at risk.” The “at risk” portion of total compensation includes the annual cash incentive and the annual equity incentive, which are both linked to performance during the year. If the Company’s or individual’s performance is poor, “at risk” compensation may decrease. Conversely, if the Company’s or individual’s performance is strong, “at risk” compensation may increase.

The equity incentive compensation target is established so that a meaningful portion of total compensation is awarded as equity which vests in full on the third anniversary of the grant date. The target mix between cash and equity is based on total compensation level, with the portion that is awarded as equity generally increasing as total compensation increases. This practice, combined with stock ownership guidelines, promotes retention and focuses executives on executing business strategies, sustaining performance and growing value for stockholders over the long-term.

In consideration of the Company’s annual executive compensation market review discussed above, the Compensation Committee approved the following changes for fiscal 2012 executive compensation:

•	Mr. Tomczyk’s annual target incentive compensation was increased from $5.5 million to $5.6 million and his base salary was increased from $500,000 to $700,000;

•	Mr. Gerber’s annual target incentive compensation was increased from $950,000 to $1.1 million and his base salary was increased from $350,000 to $400,000;

•

Mr. Bradley’s annual target incentive compensation was increased from $1.4 million to $1.6 million. In connection with his promotion to Executive Vice President, Retail Distribution in February 2012, Mr. Bradley’s annual target incentive compensation was further increased to $1.8 million.

•

In connection with his promotion to Executive Vice President, TD Ameritrade Institutional in February 2012, Mr. Nally’s annual target incentive compensation was increased from $550,000 to $1.05 million and his base salary was increased from $250,000 to $350,000. In addition, Mr. Nally received a discretionary restricted stock unit, or RSU, award with a value of $250,000. This award was granted to recognize Mr. Nally’s promotion and also to provide an additional retention incentive. Mr. Nally was the only named executive officer to receive an award of discretionary RSUs during fiscal 2012.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Each named executive officer had a base salary and target annual incentive award for fiscal year 2012 as follows:

Name	Base Salary ($)	Target Cash Incentive ($)	Target Equity Incentive ($)	Total Target Incentive ($)	Targeted Overall Compensation ($)

Fredric J. Tomczyk	700,000	1,680,000	3,920,000	5,600,000	6,300,000

William J. Gerber	400,000	550,000	550,000	1,100,000	1,500,000

Marvin W. Adams	400,000	1,300,000	1,300,000	2,600,000	3,000,000

J. Thomas Bradley, Jr.(1)	400,000	863,462	863,462	1,726,924	2,126,924

Thomas A. Nally(2)	313,462	453,750	413,558	867,308	1,180,770

(1)	Mr. Bradley’s targeted incentive compensation is calculated using a weighted average of his target incentive of $1.6 million for the first 19 weeks of fiscal year 2012 and $1.8 million for the last 33 weeks of fiscal year 2012.

(2)	Mr. Nally’s base salary and targeted incentive compensation is calculated using weighted averages of his base salary of $250,000 and target incentive of $550,000 for the first 19 weeks of fiscal year 2012 and base salary of $350,000 and target incentive of $1.05 million for the last 33 weeks of fiscal year 2012.

Consistent with the Company’s overall principles, a large percentage of the total compensation package is paid only after performance objectives have been met. The Company has generally designed its compensation plans so that as target total compensation increases the percentage of performance-based compensation also increases, thereby establishing a progressively higher percentage of performance-based compensation. The percentage of each executive’s targeted overall compensation that was subject to performance-based objectives for fiscal 2012 was:

Name	Performance- Based
Fredric J. Tomczyk	89%
William J. Gerber	73%
Marvin W. Adams	87%
J. Thomas Bradley, Jr.	81%
Thomas A. Nally	73%

Annual Incentive Award

In fiscal year 2012, the first step for calculating awards under the annual incentive plan for executive officers was based on the achievement of goals for the following key metrics: 1) earnings per share, or EPS, 2) market share of client revenue trades among the Company’s primary publicly-traded competitors and 3) net new client assets. These goals were recommended by the CEO and established and approved by the Compensation Committee, to align the interests of executives with those of our stockholders. We refer to market share of client revenue trades and net new client assets as the quantitative CEO goals. In addition, the following factors were considered in determining the annual incentive awards of our executive officers:

•	Attainment of key qualitative short- and long-term goals, established by the CEO and approved by the Compensation Committee, which we refer to as the qualitative CEO goals and

•	Attainment of individual quantitative and qualitative performance goals.

The Compensation Committee reserved the right to reduce the payouts initially determined by the achievement of EPS and quantitative CEO goals by up to 40% for other qualitative considerations and up to an additional 40% based on each executive’s specific performance of individual goals. In addition, the Compensation Committee retains the ability to exercise

EXECUTIVE COMPENSATION AND RELATED INFORMATION

further negative discretion to reduce incentive payments to executives.

The design of our annual incentive plan supports our pay-for-performance philosophy and closely aligns each executive to the long-term growth of the Company and the business strategy for which each executive is most responsible. Based on pre-established targets for EPS and quantitative and qualitative CEO goals, the Compensation Committee believes that the design provides for a balanced assessment of short- and long-term performance.

A portion of the annual incentive award is granted in equity under the Long-Term Incentive Plan, or the LTIP. Equity is used to motivate, reward and retain key executives and to align their interests to those of stockholders. Equity awards are only granted if the applicable performance measures have been achieved, and then are subject to time-based vesting. If the Company grants RSUs as a component of the annual incentive, the RSUs will fully vest on the third anniversary of the grant date, so long as the executive is then employed by the Company. This vesting schedule aligns the long-term interests of executives with those of our stockholders. The vesting of RSU awards accelerates upon certain events of employment termination, as described under “Potential Payments Upon Termination or Change-in-Control” later in this section.

The MIP permits the “clawback” of any cash incentive awards, and the Company’s RSU agreements permit the clawback of awards granted pursuant to the MIP and LTIP if the Compensation Committee determines, within three years of the date of the award, that the conduct described below has occurred. Generally, under the terms of the clawback provisions, an executive who is involved in misconduct that results in a restatement of the Company’s financial statements or who commits an act of fraud, negligence or breach of fiduciary duty can be required to forfeit and transfer to the Company, at no cost to the Company, any unvested RSUs and any shares of common stock issued in connection with vested RSUs and to repay to the Company any cash incentive awarded under the MIP or any gain realized from the disposition of any such shares of common stock awarded under the LTIP. The board of directors adopted the clawback policy to prevent executives from unjustly benefiting from certain wrongful conduct.

The Compensation Committee believes that the clear performance measures and specific targets used by the Company ensure a strong, team-oriented, pay-for-performance philosophy. Our compensation plans are designed to permit the full incentive payments to executive officers to qualify as performance-based compensation under section 162(m) of the Code.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Fiscal Year 2012

For fiscal year 2012, 60% of the initial measurement of results under the annual incentive plan was based on EPS. The remaining 40% was based on the quantitative CEO goals: 1) market share of client revenue trades among the Company’s primary publicly traded competitors (16%) and 2) net new client assets (24%). The goal ranges and corresponding maximum payout percentage for each of these measures is summarized below (boxed amounts represent actual results):

Fiscal Year 2012 Annual Incentive Award Maximum Payout (% of Target)	Fiscal Year 2012 Goals
	EPS ($)	Trading Market Share %	Net New Client Assets ($ Billions)
240%	$2.18 or above	N/A	N/A
200%	1.78	45.0% or above	$50.4 or above
170%	1.48	44.4%	44.7
150%	1.28	44.0%	40.8
140%	1.18	43.8%	39.0
128%	1.06	43.6%	36.7
120%	0.98	43.4%	35.2
100%	0.78	43.0%	31.4
80%	0.58	42.6%	27.6
40%	0.18	41.8%	20.0
0%	(0.22)	41.0%	12.4

In fiscal year 2012, the Company achieved EPS of $1.06, client trading market share of 45.7% and net new client assets of $40.8 billion. The following table summarizes the payout calculation based on actual performance results, qualitative adjustments and negative discretion applied by the Compensation Committee.

Goals	Actual Result	Calculated Payout Percentage	Weight	Weighted Payout Percentage	Qualitative Adjustments	Adjusted Payout Percentage

EPS	$1.06	128%	60%	76.8%	0.0%	76.8%

CEO goals:

Market share—client revenue trades	45.7%	200%	16%	32.0%
Net new client assets (dollars in billions)	$40.8	150%	24%	36.0%

Subtotal—CEO goals			40%	68.0%	(8.0%)	60.0%

Totals			100%	144.8%	(8.0%)	136.8%

Negative discretion:

Qualitative considerations (0% to 40%)						(20.0%)
Individual performance (0% to 40%)						(20.0%)

Final payout percentage						96.8%

Qualitative downward adjustments to the quantitative CEO goal results were made to account for performance of long-term qualitative goals, resulting in funding for the CEO goals of 60%. Accordingly, under the terms of the annual incentive program for fiscal year 2012, the Compensation Committee approved annual incentive awards equal to 136.8% of the target annual incentive, subject to the exercise of up to 40% negative discretion

EXECUTIVE COMPENSATION AND RELATED INFORMATION

for EPS and the CEO goals, up to 40% negative discretion for individual performance goals and further negative discretion based on other qualitative factors determined by the Compensation Committee. The Compensation Committee did not utilize a formula for qualitative considerations or individual performance assessment, as it does with EPS and the quantitative CEO goals, in determining the amount of negative discretion to apply. The qualitative considerations used in fiscal year 2012 to determine the appropriate amount, if any, of qualitative adjustments and negative discretion to be used consisted of the following key corporate performance goals: client experience, progress on strategic initiatives, associate engagement and delivering superior stockholder return. The Compensation Committee decided that significant strides were accomplished in 2012 on reaching the qualitative CEO goals and applied 20% negative discretion, reducing the maximum incentive award funding to 116.8% for each of the named executive officers. The Compensation Committee then used its judgment to measure the individual performance of each of these named executive officers in order to determine the amount of any additional negative discretion to employ. After all negative discretion was applied, actual incentive awards, as summarized in the table below, were 96.8% of target for each of the named executive officers.

Management was rewarded in fiscal year 2012 for successfully executing on the Company’s business strategy, which, in the face of extremely difficult operating conditions, resulted in a double-digit net new client asset growth rate for a fourth consecutive year. The 2012 annual incentive awards consisted of a cash component and an equity component.

The following table sets forth the actual awards earned under the fiscal year 2012 annual incentive:

	Cash Incentive ($)	Equity Incentive ($)	Total Annual Incentive
Name			($)	% of Target

Fredric J. Tomczyk	1,626,240	3,794,560	5,420,800	96.8%

William J. Gerber	532,400	532,400	1,064,800	96.8%

Marvin W. Adams	1,258,400	1,258,400	2,516,800	96.8%

J. Thomas Bradley, Jr.	835,831	835,831	1,671,662	96.8%

Thomas A. Nally	439,230	400,324	839,554	96.8%

The equity component of the 2012 annual incentive award for each of these named executive officers was made solely in the form of RSUs. As described above, the RSUs will vest in full on the third anniversary of the grant date.

5.    Stock Ownership Guidelines and Anti-Hedging Policy

The Compensation Committee and the board of directors strongly believe that senior executives should own a significant amount of Company common stock.

This provides a direct and continuing alignment of financial interests between executives and stockholders.

The stock ownership guidelines are as follows:

•	ten times base salary for Mr. Tomczyk and

•	five times base salary for Messrs. Gerber, Adams, Bradley and Nally.

None of these executive officers are permitted to sell any equity interest in the Company until the stock ownership requirements have been met, after which the chief executive officer must obtain approval from the

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Compensation Committee and all other senior executives must obtain prior approval from the chief executive officer. Mr. Tomczyk has agreed to maintain stock ownership under these guidelines for two years after he ceases to be an employee or director of the Company following his retirement. The Company considers any stock held without restrictions, unvested restricted stock units, vested but unexercised in-the-money stock options, deferred compensation that will settle in common stock and common stock held under the Company’s 401(k) plan in determining whether the stock ownership requirements have been met. Currently, all named executive officers have met the stock ownership guidelines.

The Company does not allow any of its employees to enter into hedging transactions involving its common stock.

6.    Change in Control and Severance Provisions

Our senior executive team has been instrumental to the success of the Company, and we believe it is important to provide certain benefits to them in the event of a change in control. We believe that the interests of our stockholders are best served if the interests of senior management are aligned with them, and providing change in control benefits should minimize any reluctance of senior management to pursue change in control transactions that may be in the best interest of our stockholders. Equity awards under the MIP will vest and settle as soon as practicable following termination for any reason, other than for cause, within 24 months after a change in control. Our executive officers are not entitled to any other benefits upon a change in control. Rather, our employment arrangements with Messrs. Tomczyk and Adams and our executive compensation practices (described later in this section under “Potential Payments Upon Termination or Change-in-Control”) require a termination of employment without cause or resignation with good reason in connection with or following a change in control. We utilize this dual-trigger change in control provision because we believe that triggering payments simply upon a change in control is not in the Company’s or stockholders’ best interests.

7.    Tax Treatment

The Compensation Committee designs certain components of executive compensation to preserve income tax deductibility under section 162(m) of the Code. Section 162(m) generally disallows a tax deduction to public corporations for non-performance-based compensation over $1 million paid for any fiscal year to each of the individuals who were, at the end of the fiscal year, the corporation’s chief executive officer and the four other most highly compensated executive officers.

The Company believes that the cash bonuses paid and stock-based awards granted to executive officers under the MIP are and will be fully deductible under section 162(m). In addition, the Company has adopted a policy that stock-based awards granted to its executive officers should generally be made pursuant to plans that the Company believes satisfy the requirements of section 162(m). However, the Compensation Committee retains discretion and flexibility in developing appropriate compensation programs and establishing compensation levels and, in some instances, may approve compensation that is not fully deductible.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

8.    Actions Since End of Fiscal Year 2012

The table below summarizes RSUs granted to our named executive officers for service during fiscal year 2012. Because these grants were made in fiscal year

2013, they are not included in the Summary Compensation Table or the Grants of Plan-based Awards and Outstanding Equity Awards at Fiscal Year-End tables later in this section.

	Fiscal 2012 Equity Incentive		Discretionary
Name	$	# of Units	$	# of Units

Fredric J. Tomczyk	3,794,560	241,685	1,000,000	63,693

William J. Gerber	532,400	33,910	—	—

Marvin W. Adams	1,258,400	80,151	1,000,000	63,693

J. Thomas Bradley, Jr.	835,831	53,236	1,000,000	63,693

Thomas A. Nally	400,324	25,498	500,000	31,847

The number of RSUs granted was determined by dividing the dollar amount earned by $15.7005, the average of the high and low price of the Company’s common stock for the 20 trading days ended November 20, 2012. As described above, these awards vest in full on the third anniversary of the grant date if the executive is then employed by the Company.

In consideration of the Company’s annual executive compensation market review, discussed under “Elements of Compensation” above, the Compensation Committee approved the fiscal year 2013 base salary and target annual incentive award for each named executive officer as follows:

Name	Base Salary ($)	Target Cash Incentive ($)	Target Equity Incentive ($)	Total Target Incentive ($)	Targeted Overall Compensation ($)

Fredric J. Tomczyk	900,000	1,680,000	3,920,000	5,600,000	6,500,000

William J. Gerber	400,000	550,000	550,000	1,100,000	1,500,000

Marvin W. Adams	500,000	1,500,000	1,500,000	3,000,000	3,500,000

J. Thomas Bradley, Jr	500,000	1,100,000	1,100,000	2,200,000	2,700,000

Thomas A. Nally	400,000	700,000	700,000	1,400,000	1,800,000

On October 22, 2012, in order to keep Mr. Adams’ compensation competitive with current market compensation for similar positions in the financial services industry, the Compensation Committee approved annual discretionary RSU awards for Mr. Adams with a value of $1 million per year over a 5-year period. The initial award was granted on November 20, 2012. Pursuant to the provisions of the RSU agreements, the awards will vest in full on the third anniversary of each grant date, subject to Mr. Adams’

continued employment through the applicable vesting date. However, in the event Mr. Adams ceases to be an employee due to his voluntary resignation on or after December 1, 2016, any granted and unvested awards will vest in full and be settled by the Company as soon as practicable after the date of his resignation. The awards are also subject to accelerated vesting upon certain other events of termination, as described under “Potential Payments Upon Termination or Change-in-Control” later in this section.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Compensation Committee Report

This report is not deemed to be “soliciting material” or to be “filed” with the SEC or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the 1934 Act and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Company under the Securities Act of 1933 or the 1934 Act.

The H.R. and Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” of this Proxy Statement with TD Ameritrade’s management. Based on that review and those discussions, the H.R. and Compensation Committee recommended to the board of directors that the Compensation Discussion and Analysis section be included in this Proxy Statement and incorporated by reference into TD Ameritrade’s Annual Report on Form 10-K for its 2012 fiscal year.

W. Edmund Clark, Chairman

Dan W. Cook III

Mark L. Mitchell

Compensation Committee Interlocks and Insider Participation

Messrs. Clark, Cook and Mitchell served as members of the Compensation Committee during fiscal 2012. During fiscal 2012, there were no Compensation

Committee interlocks and no insider participation in Compensation Committee decisions that were required to be reported under the rules and regulations of the 1934 Act.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Summary Compensation Table

The following table provides information about compensation earned during fiscal 2012, 2011 and 2010 by Mr. Tomczyk, our chief executive officer, Mr. Gerber, our chief financial officer, and our other three most highly compensated executive officers who were serving as executive officers as of September 30, 2012. We refer to these individuals as our named executive officers. Mr. Nally became an executive officer during fiscal 2012 and Mr. Adams became an executive officer during fiscal 2011. In accordance with SEC rules, the compensation described in this table does not include medical or group life insurance received by the named executive officers that is available generally to all salaried employees of the Company and certain perquisites and other personal benefits received by the named executive officers that in the aggregate do not exceed $10,000.

Name and Principal Position	Year	Salary ($)	Stock Awards(1)(3) ($)	Option Awards(2)(3) ($)	Non-Equity Incentive Plan Compensation(4) ($)	All Other Compensation(5) ($)	Total ($)

Fredric J. Tomczyk President, Chief Executive Officer	2012	700,000	4,164,626	—	1,626,240	32,473	6,523,339
	2011	500,000	3,562,316	—	1,887,600	27,612	5,977,528
	2010	500,000	3,157,719	1,113,947	1,200,000	—	5,971,666

William J. Gerber Executive Vice President, Chief Financial Officer	2012	400,000	601,555	—	532,400	53,125	1,587,080
	2011	350,000	890,654	—	543,400	6,231	1,790,285
	2010	350,000	459,407	—	380,000	—	1,189,407

Marvin W. Adams Executive Vice President, Chief Operating Officer	2012	400,000	1,646,325	—	1,258,400	113,797	3,418,522
	2011	192,308	1,535,435	—	1,487,200	59,718	3,274,661

J. Thomas Bradley, Jr. Executive Vice President, Retail Distribution	2012	400,000	1,041,469	—	835,831	88,430	2,365,730
	2011	400,000	1,190,882	—	800,800	46,283	2,437,965
	2010	387,500	847,841	—	425,000	136,159	1,796,500

Thomas A. Nally Executive Vice President, TD Ameritrade Institutional	2012	313,462	525,784	—	439,230	25,159	1,303,635

(1)	The amounts in this column represent the aggregate grant date fair value calculated in accordance with ASC Topic 718 for RSUs granted during the fiscal year.

(2)	The amounts in this column represent the aggregate grant date fair value calculated in accordance with ASC Topic 718 for option awards granted during the fiscal year.

(3)	For a discussion of the underlying assumptions used and for further discussion of the Company’s accounting for its equity compensation plans, see the following sections of the Company’s Form 10-K for the fiscal year ended September 30, 2012:

•	Part II—Item 7—Management’s Discussion and Analysis of Financial Condition and Results of Operations – Critical Accounting Policies and Estimates.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

•	Part II—Item 8—Financial Statements and Supplementary Data – Notes to Consolidated Financial Statements

—	Note 1. Nature of Operations and Summary of Significant Accounting Policies – Stock-based Compensation

—	Note 11. Stock-based Compensation

(4)	The amounts in this column include the cash component of the annual incentive awards earned under the MIP.

(5)	The amounts in this column are summarized in the following table:

Name	Year	Income Taxes Reimbursed ($)	Legacy TD Waterhouse Stock Option Exercises(a) ($)	Employer Cash Contributions to Company’s Qualified 401(k) Profit Sharing Plan ($)	Other(b) ($)	Total ($)

Fredric J. Tomczyk	2012	4,553	—	—	27,920	32,473

	2011	4,382	—	—	23,230	27,612

	2010	—	—	—	—	—

William J. Gerber	2012	6,562	—	22,870	23,693	53,125

	2011	—	—	6,231	—	6,231

	2010	—	`—	—	—	—

Marvin W. Adams	2012	48,431	—	9,254	56,112	113,797

	2011	27,842	—	2,308	29,568	59,718

J. Thomas Bradley, Jr.	2012	28,636	—	23,601	36,193	88,430

	2011	14,466	—	7,350	24,467	46,283

	2010	4,599	120,875	—	10,685	136,159

Thomas A. Nally	2012	—	—	25,159	—	25,159

(a)	Represents the gain realized for stock option exercises based on the stock of TD related to Mr. Bradley’s previous employment with TD Waterhouse.

(b)	The fiscal year 2012 amount for Mr. Tomczyk consists of personal transportation and security system costs. The fiscal year 2012 amount for Mr. Gerber consists of the value of donated vacation time and security system costs. The fiscal year 2012 amount for Mr. Adams consists of housing costs of $34,552, a commuting allowance and relocation costs. The fiscal year 2012 amount for Mr. Bradley consists of security system costs of $25,818 and club membership dues.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Grants of Plan-based Awards

The following table summarizes equity awards granted to our named executive officers in fiscal year 2012 under our LTIP. Equity awards granted in fiscal year 2013 for services rendered in fiscal year 2012 are summarized in the Compensation Discussion and Analysis under the heading “Actions Since End of Fiscal Year 2012.”

Name	Grant Date		Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards ($)

Fredric J. Tomczyk	11/22/2011	(1)	264,954	4,164,626

William J. Gerber	10/27/2011	(1)	34,990	601,555

Marvin W. Adams	10/27/2011	(1)	95,760	1,646,325

J. Thomas Bradley, Jr.	10/27/2011	(1)	60,578	1,041,469

Thomas A. Nally	12/14/2011	(1)	17,569	267,029

	2/17/2012	(2)	14,765	258,755

(1)	These RSUs represent the equity component of the fiscal year 2011 annual incentive award. The Company measures the fair value of the RSUs based upon the volume-weighted average market price, or VWAP, of the underlying common stock as of the date of the grant. The VWAP on October 27, 2011, November 22, 2011 and December 14, 2011 was $17.1922, $15.7183 and $15.1989 per share, respectively. The RSUs vest in full on the third anniversary of the grant date, subject to the named executive officer’s continued employment with the Company through such date. RSU awards are automatically increased by the number of units equivalent to the value of any cash dividends paid by the Company while the awards are outstanding (“dividend equivalent units”). Dividend equivalent units are subject to the same vesting schedule as the underlying award.

(2)	On February 17, 2012, Mr. Nally was granted a discretionary RSU award in connection with his promotion to Executive Vice President, TD Ameritrade Institutional. The RSUs had a fair value of $17.5249 per share (VWAP of the underlying common stock as of the grant date) and vest in full on the third anniversary of the grant date, subject to Mr. Nally’s continued employment with the Company through such date. This RSU award is eligible to receive dividend equivalent units as described in footnote (1) above.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Outstanding Equity Awards at Fiscal Year-End

The following table provides information on the current holdings of stock option and stock awards by our named executive officers. This table includes unexercised and unvested option awards and unvested RSUs. The vesting schedule is shown for each option grant in the footnotes to the table. The market value of the stock awards is based on $15.37, the closing market price of the Company’s common stock on September 28, 2012 (the last business day of fiscal year 2012).

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Vesting Date

Fredric J. Tomczyk	862,500	287,500	(1)	$18.21	5/15/2018

	54,884	54,885	(2)	$19.91	11/24/2019

						158,135	2,430,535	11/24/2012

						211,656	3,253,153	11/22/2013

						267,753	4,115,364	11/22/2014

William J. Gerber	15,000	—		$3.99	1/22/2013

						23,846	366,513	10/29/2012

						29,903	459,609	10/29/2013

						19,341	297,271	5/26/2014

						35,483	545,374	10/27/2014

Marvin W. Adams						71,695	1,101,952	4/20/2014

						97,112	1,492,611	10/27/2014

J. Thomas Bradley, Jr.						17,953	275,938	10/29/2012

						28,883	443,932	3/3/2013

						40,134	616,860	10/29/2013

						31,477	483,801	10/29/2013

						61,432	944,210	10/27/2014

Thomas A. Nally						4,970	76,389	10/29/2012

						13,803	212,152	12/14/2013

						14,505	222,942	5/26/2014

						17,753	272,864	12/14/2014

						14,868	228,521	2/17/2015

(1)	These nonqualified stock options vested on October 1, 2012.

(2)	These nonqualified stock options vest in two remaining equal installments on November 24, 2012 and 2013, subject to Mr. Tomczyk’s continued employment with the Company through such dates.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Option Exercises and Stock Vested

The following table summarizes stock option exercises and stock awards that vested for the named executive officers during fiscal year 2012.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Fredric J. Tomczyk	—	—	238,958	4,062,286

William J. Gerber	60,000	836,700	27,950	480,740

Marvin W. Adams	—	—	—	—

J. Thomas Bradley, Jr.	—	—	25,984	446,925

Thomas A. Nally	—	—	7,795	134,074

Potential Payments Upon Termination or Change-in-Control

Introduction and Overview

The Company has entered into employment agreements with Messrs. Tomczyk and Adams. Messrs. Gerber, Bradley and Nally do not have employment agreements. The employment agreements and certain compensation plans and award agreements require the Company to provide compensation and benefits to the executives in the event of a termination of employment, including in connection with a change in control of the Company. Payments are not triggered simply upon the occurrence of a change in control. Rather, our executives will only receive change in control benefits if their employment is terminated in certain instances following a change in control.

Compensation Plans and Award Agreements

Under the MIP, in the event of death or disability prior to the payment of a scheduled award, compensation will be paid to the executive’s estate or other authorized person. Under the performance restricted stock unit, or PRSU, and RSU award agreements, the consequences of death, disability, retirement, termination without cause and change in control are:

Triggering Event	Consequence

Death, disability or retirement	Award vests and settles as soon as practicable

Termination without cause	Award is pro-rated through the date of termination and then vests in accordance with its terms

Change in control	Award vests and settles as soon as practicable following termination for any reason, other than cause, within 24 months after a change in control

In addition, in accordance with the Company’s executive compensation practices, unless otherwise specified in an employment agreement, named executive officers will generally receive the following severance benefits upon any termination by the Company without cause or a resignation by the executive for good reason following a change in control: (a) four weeks of base salary for each completed year of

EXECUTIVE COMPENSATION AND RELATED INFORMATION

service, up to a maximum of 104 weeks, (b) four weeks of annual cash incentive for each completed year of service, up to a maximum of 104 weeks, calculated based on target performance and (c) continued

Company-paid employer portion of premium costs for medical and dental coverage for a period equal to four weeks for each completed year of service, up to a maximum of 78 weeks.

Employment Agreements of Current Named Executive Officers

President and Chief Executive Officer – Fredric J. Tomczyk

Effective May 16, 2008, the Company and Mr. Tomczyk entered into an amended and restated employment agreement in connection with his election as CEO of the Company. Following is a brief summary of certain terms of his employment agreement, as amended.

Tomczyk Employment Agreement
Provision	Summary

Position	Chief Executive Officer, beginning October 1, 2008, and President, beginning May 16, 2008 (former Chief Operating Officer)

Term

Agreement commenced on May 16, 2008 with the following periods:

•  Chief Operating Officer term - May 16, 2008 through September 30, 2008

•  5-year initial term as Chief Executive Officer - commencing October 1, 2008

— Written notice of non-renewal may be provided by either party at least 60 days before expiration of the initial term

— Automatic renewal for 1-year additional term following the initial term if non-renewal notice not provided

— Following additional term, renewal for an additional 1-year term with mutual consent of the parties

Base Salary	$500,000 per year (the Compensation Committee subsequently approved increases in base salary to $700,000 for fiscal year 2012 and $900,000 for fiscal year 2013)

Annual Cash Incentive	Participation in MIP with annual cash incentive target of $1,100,000 for fiscal year 2008 and a target of $1,500,000 for each fiscal year thereafter (the Compensation Committee subsequently approved increases in the target to $1,650,000 for fiscal year 2011 and $1,680,000 for fiscal years 2012 and 2013)

Equity Compensation

Participation in LTIP

•  Special grant of 325,000 PRSUs at maximum (270,833 PRSUs at target) (granted July 9, 2007; 311,458 units vested in full on July 9, 2010 based on actual performance)

•  Stock option grant of 1,150,000 shares conditioned upon Mr. Tomczyk becoming the Chief Executive Officer on October 1, 2008

•  Annual equity award with a target of $2,000,000 for fiscal year 2008 and a target of $3,500,000 for each full fiscal year thereafter (the Compensation Committee subsequently approved increases in the target to $3,850,000 for fiscal year 2011 and $3,920,000 for fiscal years 2012 and 2013)

Retirement	Each equity award agreement shall provide Mr. Tomczyk, for purposes of calculating the portion of the applicable award, if any, vested on account of his retirement, with vesting credit for his years of service with TD Bank Group.

Air Travel	Mr. Tomczyk is entitled to fly on private aircraft when traveling on Company-related business at the expense of the Company.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Tomczyk Employment Agreement
Provision	Summary

Excise Tax	If benefits provided to Mr. Tomczyk constitute “parachute payments” within the meaning of Section 280G of the Code and are subject to the excise tax imposed by Section 4999 of the Code, then severance benefits may be paid in a lesser amount that would result in no portion being subject to the excise tax, if such reduction would result in the receipt, on an after-tax basis, of a greater amount of severance benefits.

Conditions to Receipt of Termination Payments and Benefits

As a condition to Mr. Tomczyk receiving severance payments (in the event of termination without cause or resignation for good reason, each as defined below), he is required to enter into a release of claims and is required to abide by non-competition, non-solicitation and non-disparagement covenants. The non-competition and non-solicitation covenants cover a period of:

•  two years from the date of termination, except as provided below;

•  one year, if the termination is in connection with a change of control or occurs at the completion of the initial term or any additional term.

Definitions Under Mr. Tomczyk’s Employment Agreement

“Good reason” means the occurrence of any of the following without Mr. Tomczyk’s express written consent:

•	a significant reduction of Mr. Tomczyk’s duties, position, or responsibilities, relative to his duties, position, or responsibilities in effect immediately prior to such reduction;

•

a material reduction in the kind or level of employee benefits to which Mr. Tomczyk is entitled immediately prior to such reduction with the result that his overall benefits package is significantly reduced, other than a one-time reduction that also is applied to substantially all other executive officers of the Company and that reduces the level of employee benefits by a percentage reduction of 10% or less;

•

a reduction in Mr. Tomczyk’s base salary, target annual incentive, or annual award as in effect immediately prior to such reduction, other than a one-time reduction that also is applied to substantially all other executive officers of the Company and which one-time reduction reduces any of the base salary, target annual incentive, or annual award by a percentage reduction of 10% or less in the aggregate;

•	the relocation of Mr. Tomczyk to a facility or location more than 25 miles from his current place of employment; or

•	the failure of the Company to obtain the assumption of his employment agreement by a successor.

“Cause” means the occurrence of any of the following:

•

willful and continued failure to perform the duties and responsibilities of Mr. Tomczyk’s position after there has been delivered to him a written demand for performance from the board which describes the basis for the board’s belief that he has not substantially performed his duties and provides him with 30 days to take corrective action;

•

any act of personal dishonesty by Mr. Tomczyk in connection with his responsibilities as an employee of the Company with the intention or reasonable expectation that such action may result in his substantial personal enrichment;

•	conviction of, or plea of nolo contendere to, a felony that the board reasonably believes has had or will have a material detrimental effect to the Company’s reputation or business;

•	a breach of any fiduciary duty owed to the Company that has a material detrimental effect on the Company’s reputation or business;

EXECUTIVE COMPENSATION AND RELATED INFORMATION

•

being found liable in any SEC or other civil or criminal securities law action or entering any cease and desist order with respect to such action (regardless of whether or not he admits or denies liability);

•

(1) obstructing or impeding, (2) endeavoring to influence, obstruct or impede, or (3) failing to materially cooperate with, any investigation authorized by the board or any governmental or self-regulatory entity; however, failure to waive attorney-client privilege relating to communications with

Mr. Tomczyk’s own attorney in connection with any such investigation will not constitute cause; or

•

disqualification or bar by any governmental or self-regulatory authority from serving in the capacity contemplated by his employment agreement or his loss of any governmental or self-regulatory license that is reasonably necessary for him to perform his responsibilities to the Company if (1) the disqualification, bar or loss continues for more than 30 days and (2) during that period the Company uses its good faith efforts to cause the disqualification or bar to be lifted or the license replaced.

Executive Vice President, Chief Operating Officer – Marvin W. Adams

Effective April 11, 2011, the Company and Mr. Adams entered into an agreement under which he serves as executive vice president and chief operating officer of the Company. Following is a brief summary of certain terms of his employment agreement.

Adams Term Sheet
Provision	Summary

Position	Executive Vice President, Chief Operating Officer

Base Salary	$400,000 per year (the Compensation Committee subsequently approved an increase in base salary to $500,000 for fiscal year 2013)

Annual Cash Incentive	Participation in MIP with annual cash incentive target of $1,300,000 (guaranteed minimum of $1,300,000 for fiscal year 2011 only) (the Compensation Committee subsequently approved an increase in the target to $1,500,000 for fiscal year 2013)

Equity Compensation

Participation in LTIP

•  Special equity award of 70,289 RSUs (granted April 20, 2011 and scheduled to vest in full on April 20, 2014)

•  Annual equity award with a target of $1,300,000 (guaranteed minimum of $1,300,000 for fiscal year 2011 only) (the Compensation Committee subsequently approved an increase in the target to $1,500,000 for fiscal year 2013)

Conditions to Receipt of Termination Payments and Benefits	As a condition to Mr. Adams receiving severance payments, he is required to enter into a release of claims and is required to abide by non-competition and non-solicitation covenants for a period of one year from the date of termination.

Definitions Under Mr. Adams’ Term Sheet

“Good reason” means Mr. Adams no longer reports to Mr. Tomczyk or Mr. Adams is no longer a member of the Senior Operating Committee and is not offered a position in any replacement committee of an equal level of responsibility; provided that, in either event at the Company’s discretion, Mr. Adams remains employed

EXECUTIVE COMPENSATION AND RELATED INFORMATION

for a minimum of three months from the date of notice of termination for Good Reason and assists in an orderly transition of duties.

“Cause” means the occurrence of any of the following:

•

the failure by Mr. Adams to substantially perform his duties, other than due to illness, injury or disability, which failure continues for ten days following receipt of notice from the Company specifying such failure;

•	the willful engaging by Mr. Adams in conduct which is materially injurious to the Company, monetarily or otherwise;

•

misconduct involving serious moral turpitude to the extent that in the reasonable judgment of the Company, Mr. Adams’ credibility or reputation no longer conforms to the standard of the Company’s executives; or

•	Mr. Adams’ breach of any restrictive covenants to which he is subject.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Summary Table — Potential Payments Upon Termination or Change-in-Control

The following table summarizes potential payments upon termination or change in control for the named executive officers who were still serving as executive officers as of September 30, 2012. Each of the named executive officers will only be entitled to receive change in control benefits if his employment is terminated without cause or he resigns with good reason in connection with or following a change in control. “Cause” and “good reason” are defined above in the summary of employment agreements for Messrs. Tomczyk and Adams. Except as specifically indicated in the footnotes to the table below, we used the following assumptions in calculating the amounts included the table and discussion below:

•

As required by SEC rules, we assume the triggering event causing the payment occurred on September 28, 2012, the last business day of our last completed fiscal year, and the price per share of the common stock of the Company was $15.37, the closing market price on that date.

•

We treat all amounts of base salary and annual cash incentive that were earned and accrued, including unused vacation, as of the date of the triggering event as paid immediately prior to the triggering event.

Name	Event of Termination	Salary, Bonus and Severance ($)		Stock-based Awards ($)		Other Benefits and Perquisites ($)		Total ($)
Fredric J. Tomczyk	Termination without cause or resignation for good reason (including following a change in control)	4,000,000	(1)	13,513,750	(4)	35,467	(7)	17,549,217

	Death, disability or retirement	—		13,513,750	(4)	—		13,513,750
William J. Gerber	Termination without cause or resignation for good reason following a change in control	950,000	(2)	2,189,964	(5)	16,324	(8)	3,156,288

	Termination without cause	950,000	(2)	496,635	(6)	16,324	(8)	1,462,959

	Death or disability	—		2,189,964	(5)	—		2,189,964
Marvin W. Adams	Termination without cause or resignation for good reason	1,700,000	(3)	367,317	(6)	8,031	(9)	2,075,348

	Termination without cause or resignation for good reason following a change in control	1,700,000	(3)	3,826,484	(5)	8,031	(9)	5,534,515

	Death or disability	—		3,826,484	(5)	—		3,826,484
J. Thomas Bradley, Jr.	Termination without cause or resignation for good reason following a change in control	2,600,000	(2)	3,582,978	(5)	24,825	(8)	6,207,803

	Termination without cause	2,600,000	(2)	846,801	(6)	24,825	(8)	3,471,626

	Death or disability	—		3,582,978	(5)	—		3,582,978
Thomas A. Nally	Termination without cause or resignation for good reason following a change in control	1,211,538	(2)	1,404,772	(5)	15,512	(8)	2,631,822

	Termination without cause	1,211,538	(2)	195,957	(6)	15,512	(8)	1,423,007

	Death or disability	—		1,404,772	(5)	—		1,404,772

(1)	Represents a severance amount equal to $4,000,000, payable over the course of a two-year period beginning after the termination date.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

(2)	Represents minimum severance payments, in accordance with the Company’s executive compensation practices, consisting of (a) four weeks of base salary for each completed year of service and (b) four weeks of the named executive officer’s annual cash incentive for each completed year of service calculated based on target performance.

(3)	Represents (a) continued payment of base salary for 12 months, and (b) an additional severance amount of $1,300,000, which represents the annual cash incentive for fiscal year 2012 calculated based on target performance.

(4)	Under the terms and conditions of Mr. Tomczyk’s employment agreement or stock option and RSU award agreements, under the LTIP, awards become immediately vested. Mr. Tomczyk is currently eligible for retirement under his RSU agreements because he has attained 55 years of age and has 10 years of continuous service with the Company, including his prior service with TD Bank Group. Amounts represent (a) the fair value as of September 30, 2012 of all outstanding RSU awards, including the MIP award for fiscal year 2012 that was granted subsequent to September 30, 2012, and (b) the intrinsic value of unvested stock option awards as of September 30, 2012.

(5)	Under the terms and conditions of the applicable RSU award agreement, under the LTIP, awards become immediately vested. Amounts represent the fair value as of September 30, 2012 of all outstanding RSU awards, including any MIP awards for fiscal year 2012 that were granted subsequent to September 30, 2012.

(6)	In accordance with the applicable employment agreement or RSU award agreement, awards are pro-rated based on the number of twelve month periods which have elapsed since the date of grant and through the date of termination and then the awards vest in accordance with the applicable award agreement. Amounts represent the fair value of the awards as of September 30, 2012, pro-rated pursuant to the award agreement.

(7)	Under Mr. Tomczyk’s employment agreement, this represents the estimated premium costs for the continuation of medical and dental coverage for a period of two years after the termination date pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”). Mr. Tomczyk or any of his dependents are eligible to elect COBRA continuation coverage under any of the Company’s group medical or dental plans.

(8)	Represents the estimated employer portion of premium costs for the continuation of medical and dental coverage under COBRA for a period equal to four weeks for each completed year of service, up to a maximum of 78 weeks, in accordance with the Company’s executive compensation practices.

(9)	Under Mr. Adams’ employment agreement, this represents the estimated employer portion of premium costs for the continuation of medical and dental coverage under COBRA for a period of six months after the termination date.

STOCK OWNERSHIP AND RELATED INFORMATION

Stock Ownership of Certain Beneficial Owners and Management

As of the Record Date, there were 546,237,237 shares of common stock issued and outstanding. The following table sets forth, as of the Record Date, the beneficial ownership of the Company’s common stock by each of the current executive officers named in the Summary Compensation Table, by directors and nominees, by each person believed by the Company to beneficially own more than 5% of the Company’s common stock, by all current executive officers and directors of the Company as a group and by the other parties to the Company’s Stockholders Agreement. Shares of common stock subject to options that are exercisable within 60 days of the Record Date are deemed beneficially owned by the person holding such options and are treated as outstanding for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage of ownership of any other person. Restricted stock units held by our directors and officers are included below, but do not have voting rights until the units vest and the underlying shares are distributed. Deferred stock units held by our directors are included below, but do not have voting rights until the underlying shares are distributed to the holder pursuant to his or her deferral election. The business address of each of the Company’s directors and executive officers is: TD Ameritrade Holding Corporation, 4211 South 102nd Street, Omaha, Nebraska 68127.

Name	Number of Shares of Common Stock	Percent of Shares of Common Stock
Directors and Executive Officers
Joseph H. Moglia,(1) Chairman	4,180,552	*
Fredric J. Tomczyk,(2) President, Chief Executive Officer, Director	2,467,679	*
William J. Gerber,(3) Executive Vice President, Chief Financial Officer	206,017	*
Marvin W. Adams,(4) Executive Vice President, Chief Operating Officer	313,605	*
J. Thomas Bradley, Jr.,(5) Executive Vice President, Retail Distribution	346,895	*
Thomas A. Nally(6), Executive Vice President, TD Ameritrade Institutional	136,376	*
W. Edmund Clark, Director	6,000	*
Marshall A. Cohen,(7) Director	97,792	*
Dan W. Cook III,(8) Director	62,219	*
Karen E. Maidment,(9) Director	25,255	*
Mark L. Mitchell,(10) Director	51,210	*
Kerry A. Peacock, Director	—	*
Wilbur J. Prezzano,(11) Director	87,707	*
J. Peter Ricketts,(12) Director	809,917	*
Todd M. Ricketts,(13) Director	411,542	*
Allan R. Tessler,(14) Director	60,244	*
All Directors and Executive Officers as a group(15) (17 persons)	9,413,817	1.7%

STOCK OWNERSHIP AND RELATED INFORMATION

Name	Number of Shares of Common Stock	Percent of Shares of Common Stock
Other Stockholders
The Toronto-Dominion Bank(16) Toronto-Dominion Centre P.O. Box 1 Toronto, Ontario, Canada M5K IA2	247,419,287	45.3%
J. Joe Ricketts,(17) Founder C/O Hugo LLC 1395 S. Platte River Drive Denver, CO 80223	62,446,514	11.4%
T. Rowe Price Associates, Inc.(18) 100 East Pratt Street Baltimore, MD 21202	54,993,624	10.1%
Marlene M. Ricketts 1994 Dynasty Trust(19)	8,186,112	1.5%
J. Joe Ricketts 1996 Dynasty Trust(19)	8,186,688	1.5%

*	Less than 1% of the issued and outstanding shares.

(1)	Consists of 338,675 shares held by Mr. Moglia directly; 523,434 shares held in annuity trusts for which Mr. Moglia is the grantor and a beneficiary; 318,443 shares resulting from a stock option exercise on December 13, 2012 that had not yet settled by the Record Date; and 3,000,000 shares issuable upon the exercise of options exercisable within 60 days.

(2)	Consists of 447,853 shares held by Mr. Tomczyk directly; 1,232,326 shares issuable upon the exercise of options exercisable within 60 days; and 787,500 restricted stock units.

(3)	Consists of 66,521 shares held by Mr. Gerber directly; 20,381 shares held in Mr. Gerber’s 401(k) account; and 119,115 restricted stock units.

(4)	Consists of 313,605 restricted stock units.

(5)	Consists of 67,288 shares held by Mr. Bradley directly and 279,607 restricted stock units.

(6)	Consists of 17,758 shares held by Mr. Nally directly and 118,618 restricted stock units.

(7)	Consists of 19,822 shares held by Mr. Cohen directly; 15,241 restricted stock units; and 62,729 stock units held in a deferred compensation account for Mr. Cohen.

(8)	Consists of 28,491 shares held by Mr. Cook directly; 15,241 restricted stock units; 12,971 shares issuable upon the exercise of options exercisable within 60 days; and 5,516 stock units held in a deferred compensation account for Mr. Cook.

(9)	Consists of 11,747 restricted stock units and 13,508 stock units held in a deferred compensation account for Ms. Maidment.

(10)	Consists of 11,530 shares held by Mr. Mitchell directly; 15,241 restricted stock units; and 24,439 stock units held in a deferred compensation account for Mr. Mitchell.

(11)	Consists of 19,822 shares held by Mr. Prezzano directly; 15,241 restricted stock units; and 52,644 stock units held in a deferred compensation account for Mr. Prezzano.

STOCK OWNERSHIP AND RELATED INFORMATION

(12)	Consists of 608,583 shares held by Mr. J. Peter Ricketts directly; 115,197 shares held in trusts for the benefit of Mr. Ricketts’ children; 15,241 restricted stock units; and 70,896 shares held in annuity trusts for the benefit of Mr. Ricketts.

(13)	Consists of 128,876 shares held by Mr. Todd M. Ricketts directly; 7,889 shares held by Mr. Ricketts’ spouse; 266,469 shares held in trusts for the benefit of Mr. Ricketts’ spouse and children; and 8,308 restricted stock units.

(14)	Consists of 35,003 shares held by Mr. Tessler directly; 15,241 restricted stock units; and 10,000 shares held by International Financial Group, Inc. Mr. Tessler is chairman, chief executive officer and sole stockholder of International Financial Group, Inc.

(15)	Includes 4,245,297 shares issuable upon the exercise of options exercisable within 60 days.

(16)	Based on Schedule 13D/A filed on March 16, 2012 by The Toronto-Dominion Bank and TD Luxembourg International Holdings S.a.r.l., a wholly-owned subsidiary of The Toronto-Dominion Bank. Pursuant to the Stockholders Agreement described below, TD’s voting power is limited to 45% of the outstanding common stock of the Company. Therefore, TD’s voting power is limited to 245,806,756 shares as of the Record Date.

(17)	Based on a Form 4 filed on December 5, 2012 filed by Mr. J. Joe Ricketts. Shares of common stock beneficially owned by Mr. J. Joe Ricketts consist of 48,186,821 shares held by him directly; 13,593,202 shares held by Marlene M. Ricketts, his spouse; 659,558 shares held in an annuity trust for which Marlene M. Ricketts is the grantor and a beneficiary; and 6,933 restricted stock units.

(18)	Based on a Form 13G filed on November 9, 2012 by T. Rowe Price Associates, Inc.. T. Rowe Price Associates, Inc. claimed sole voting authority with respect to 15,193,897 shares and no voting authority with respect to 39,799,727 shares. These securities are owned by various individual and institutional investors, which T. Rowe Price Associates, Inc. serves as investment advisor with power to direct investments and/or sole voting power to vote the securities. For purposes of the 1934 Act, T. Rowe Price Associates, Inc. is deemed to be a beneficial owner of such securities; however, T. Rowe Price Associates, Inc. expressly disclaims that it is, in fact, the beneficial owner of such securities.

(19)	The Marlene M. Ricketts 1994 Dynasty Trust and the J. Joe Ricketts 1996 Dynasty Trust are included among the Ricketts holders, which are parties to the Stockholders Agreement described below.

Stockholders Agreement

Concurrently with entering into the share purchase agreement related to the Company’s acquisition of TD Waterhouse, the Company, the Ricketts holders and TD entered into the Stockholders Agreement. The Stockholders Agreement contains certain governance arrangements and various provisions relating to board of directors composition, stock ownership, transfers by TD and the Ricketts holders, voting and other matters.

Governance of TD Ameritrade. The Stockholders Agreement provides that the board of directors of the Company consists of twelve members, five of whom may be designated by TD,

three of whom may be designated by the Ricketts holders, one of whom is the chief executive officer of the Company and three of whom are outside independent directors. The outside independent directors are nominated by the OID Committee and subject to the consent of TD and the Ricketts holders. The number of directors designated by TD and the Ricketts holders depends on their maintenance of specified ownership thresholds of common stock and may increase or decrease from time to time based on those ownership thresholds, but will never exceed five in the case of TD or three in the case of the Ricketts holders.

STOCK OWNERSHIP AND RELATED INFORMATION

In order to accommodate both the election of Joseph H. Moglia as chairman of the board of directors and Fredric J. Tomczyk as chief executive officer, effective October 1, 2008, given the limitation of twelve members of the board of directors and other rights provided under the Stockholders Agreement, TD waived its right to designate one of its directors so long as Mr. Moglia serves as chairman of the board. In 2009, the Ricketts holders’ ownership percentage decreased, causing the number of directors designated by the Ricketts holders to be decreased from three to two. The vacancy resulting from this decease would ordinarily be filled by an outside independent director pursuant to the terms of the Stockholders Agreement. However, on August 3, 2009, the Company entered into Amendment No. 2 and Waiver to the Stockholders Agreement (as modified, “Amendment No. 2”). Under Amendment No. 2: (a) the Company consented to the termination of the waiver by TD of its right to designate one of its five TD directors; (b) certain provisions of the Stockholders Agreement and the certificate of incorporation were waived to the extent necessary to permit Mr. Moglia, instead of an outside independent director, to fill the board of directors vacancy created by the resignation of one of the directors designated by the Ricketts holders as a result of the reduction in ownership of Company common stock by the Ricketts holders, and (c) in the event the Ricketts holders are entitled to fill a third seat on the board of directors during any time that Mr. Moglia serves as chairman of the board, TD agrees to waive its right to designate one of its five directors to accommodate the continued service of Mr. Moglia as a director, and TD will cause one of its five designated directors to resign to permit a director designated by the Ricketts holders to join the board of directors. This waiver by TD of its right to designate one of its five directors would continue only so long as Mr. Moglia serves as chairman of the board. Upon Mr. Moglia ceasing to be chairman of the board, the TD waiver would expire and TD would have the right to designate the full number of TD directors provided for in the Stockholders Agreement.

The Stockholders Agreement provides, subject to applicable laws and certain conditions and exceptions, that the Company shall cause each committee of its board of directors to consist of two of the directors designated by TD, one of the directors designated by the Ricketts holders and two of the outside independent directors. These levels of committee representation are subject to adjustment from time to time based on TD’s and the Ricketts holders’ maintenance of specified ownership thresholds. The parties to the Stockholders Agreement each agreed to vote their shares of common stock in favor of, and the Company agreed that it would solicit votes in favor of, each director nominated for election in the manner provided for in the Stockholders Agreement.

Share Ownership. TD is permitted to exercise voting rights only with respect to 45% of the outstanding shares of common stock of the Company for the remaining term of the Stockholders Agreement. Under the Stockholders Agreement, if our stock repurchases cause TD’s ownership percentage to increase above 45%, TD is only permitted to own up to 48% of our outstanding common stock and TD has until January 24, 2014 to reduce its ownership to 45%. The Stockholders Agreement also provides that TD will not, subject to certain exceptions, solicit proxies with respect to common stock. Notwithstanding the limitations on TD’s ownership described above, the Stockholders Agreement permits TD to make a non-public proposal to the board of directors to acquire additional shares pursuant to a tender offer or merger for 100% of the outstanding voting securities of the Company and to complete such a transaction, subject to the approval of independent directors and holders of a majority of the outstanding shares of common stock not affiliated with TD. Under the Stockholders Agreement, the Ricketts holders may acquire additional shares of common stock only up to an aggregate ownership interest of 29% of the outstanding common stock.

Right to Purchase Securities. TD and the Ricketts holders have the right to purchase up to their respective proportionate share of future issuances of common

STOCK OWNERSHIP AND RELATED INFORMATION

stock, other than in connection with the Company stock issued as consideration in an acquisition by the Company. If the Company proposes to issue shares as consideration in an acquisition, the Company will discuss in good faith with TD and the Ricketts holders alternative structures in which a portion of such shares would be sold to TD or the Ricketts holders, with the proceeds of such sale used to fund the acquisition.

The Stockholders Agreement further provides that if the Company engages in discussions with a third party that could result in the acquisition by such party of 25% of the voting securities or consolidated assets of the Company, the Company must offer TD the opportunity to participate in parallel discussions with the Company regarding a comparable transaction.

Transfer Restrictions. The Stockholders Agreement generally prohibits TD and the Ricketts holders from transferring shares of common stock, absent approval of the OID Committee, to any holder of 5% or more of the outstanding shares of the Company, subject to certain exceptions. As long as TD and the Company constitute the same audit client, TD may not engage the auditor of the Company, and the Company will not engage the auditors of TD, to provide certain non-audit services.

Information Rights. Subject to confidentiality and nondisclosure obligations and as long as it owns at least 15% of the outstanding shares of common stock, TD is entitled to access information regarding the Company’s business, operations and plans as it may reasonably require to appropriately manage and evaluate its investment in the Company and to comply with its obligations under U.S. and Canadian laws.

Obligation to Repurchase Shares. If the Company issues shares of its common stock pursuant to any compensation or similar program or arrangement, then the Company will, subject to certain exceptions, use its reasonable efforts to repurchase a corresponding number of shares of its common stock in the open market within 120 days after any such issuance.

Non-Competition Covenants. Subject to specified exceptions, the Stockholders Agreement generally provides that neither TD nor J. Joe Ricketts (so long as he is a director of the Company) or their respective affiliates may participate in or own any portion of a business engaged in the business of providing securities brokerage services in the U.S. (or, solely in the case of Mr. Ricketts and his affiliates, in Canada) to retail traders, individual investors and registered investment advisors. If TD acquires indirectly a competing business as a result of its acquisition of a non-competing business, TD must offer to sell the competing business to the Company at its appraised fair value determined in accordance with the terms of the Stockholders Agreement. If the Company decides not to purchase the competing business, TD must use commercially reasonable efforts to divest the competing business within two years. Mr. Ricketts, TD and their affiliates are permitted under the terms of the Stockholders Agreement to own a passive investment representing less than 2% of a class of equity securities of a competing business so long as the class of equity securities is traded on a national securities exchange in the U.S. or the Toronto Stock Exchange. TD also is permitted to engage in certain activities in the ordinary course of its banking and securities businesses. In addition, the Company has agreed that it will not hold or acquire control of a bank or similar depository institution except (1) incidentally in connection with the acquisition of an entity not more than 75% of whose revenues are generated by commercial banks or (2) in the event that TD does not hold control of any bank or similar depository institution that is able to offer money market deposit accounts to clients of the Company as a designated sweep vehicle or TD has indicated that it is not willing to offer such accounts to clients of the Company through a bank or similar depository institution it controls.

Termination of the Stockholders Agreement. The Stockholders Agreement will terminate (1) with respect to the Ricketts holders, when their aggregate ownership of common stock falls below approximately 4% and (2) in its entirety, upon the earliest to occur of (a) the

STOCK OWNERSHIP AND RELATED INFORMATION

consummation of a merger or tender offer where TD acquires 100% of the common stock, (b) January 24, 2016, (c) the date on which TD’s ownership of common stock falls below approximately 4% of the outstanding voting securities of the Company, (d) the commencement by a third party of a tender offer or exchange offer for not less than 25% of common stock, unless the board of directors recommends against the offer and continues to take steps to oppose the offer, (e) the approval by the board of directors of a business combination that would result in another party owning more than 25% of the voting securities or consolidated assets of the Company or which would otherwise result in a change of control of the Company, or (f) the acquisition of more than 20% of the voting securities of the Company by a third party. For a period of up to one year following a termination under clause (2)(d), (2)(e) or (2)(f) above, TD and the Ricketts holders will be prohibited from acquiring shares of common stock that would cause, in the case of TD, its aggregate ownership to exceed 45% or, in the case of the Ricketts holders, 29%, except pursuant to a tender offer or merger for 100% of the outstanding shares of common stock approved by the holders of a majority of the Company’s outstanding shares of common stock (other than the Ricketts holders and TD). In addition, during that one-year period, the provisions of the Stockholders Agreement relating to the designation of directors and certain other provisions will remain in effect.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely upon the Company’s review of forms filed by directors, officers and certain beneficial owners of the Company’s common stock (the “Section 16(a) Reporting Persons”) pursuant to the 1934 Act, the Company has identified the following late filings by the Section 16(a) Reporting Persons: Messrs. Bradley and John B. Bunch each had one transaction not reported on a timely basis on one Form 4.

Certain Relationships and Related Party Transactions

Review and Approval of Related Party Transactions. The board of directors has adopted a written Related Party Transactions Policy covering the review and approval or ratification of any transaction, arrangement or relationship involving the Company or any of its subsidiaries, with a value of $120,000 or more per fiscal year, and in which any related party had, has or will have a direct or indirect material interest required to be disclosed under applicable SEC rules. Related parties are our directors, executive officers and any stockholder beneficially owning more than 5% of our common stock or any of their immediate family members. Under the policy, the OID Committee reviews related party transactions and may approve or ratify them only if it is determined that they are in, or not inconsistent with, the best interests of the Company and its stockholders. When reviewing a related party transaction, the OID Committee will consider, among other factors determined to be appropriate, the following factors (to the extent relevant to the related party transaction):

•	whether the terms of the related party transaction are fair to the Company and are no less favorable than terms that would apply if the transaction did not involve a related party;

•	whether there are business reasons for the Company to enter into the related party transaction;

•	whether the related party transaction would impair the independence of an outside director; and

•

whether the related party transaction would present an improper conflict of interest for any director or executive officer of the Company, taking into account the size of the transaction, the overall financial position of the director, executive officer or related party, the direct or indirect nature of the director’s, executive officer’s or related party’s interest in the transaction and the ongoing nature of any proposed relationship.

STOCK OWNERSHIP AND RELATED INFORMATION

Nothing in the policy supersedes or modifies any contractual rights or obligations provided in the Stockholders Agreement.

Transactions with Related Parties

As a result of the Company’s acquisition of TD Waterhouse, TD became an affiliate of the Company. The Company transacts business and has extensive relationships with TD and certain of its affiliates.

The following table describes transactions between the Company and related persons, including TD and its affiliates, for fiscal year 2012, or any currently proposed transaction in which the Company was or is to be a participant, in which the amount involved exceeds $120,000 and in which any related person had or will have a direct or indirect material interest.

Transaction	Names & Interests of Related Persons	Revenues from and Expenses to Related Parties for Fiscal Year 2012	Other Information

Insured Deposit Account Agreement	U.S. bank subsidiaries of TD make available to clients of the Company FDIC-insured money market deposit accounts as either designated sweep vehicles or as non-sweep deposit accounts, and the Company provides marketing, recordkeeping and support services with respect to the money market deposit accounts. In exchange for providing these services, the Company is paid a fee based on the weighted average yield earned on the client IDA assets, less the actual interest paid to clients, a flat fee of 25 basis points and the cost of FDIC insurance premiums.	$827.8 million of insured deposit account fee revenue	(1)

Canadian Call Center Services Agreement	TD receives and services calls at its London, Ontario site for clients of TD Ameritrade, Inc., a wholly-owned subsidiary of the Company.	$18.0 million of professional services expense	(2)

Referral and Strategic Alliance Agreement	A wholly-owned subsidiary of TD promotes the brokerage services of TD Ameritrade, Inc., and another TD wholly-owned subsidiary referred existing brokerage clients to TD Ameritrade, Inc.	$6.4 million of pre-tax income	(3)

Mutual Fund Agreements	Certain mutual funds of a TD affiliate receive distribution and marketing support from the Company.	$3.4 million of investment product fee revenue	(4)

Securities Borrowing and Lending	TD Securities, Inc., an affiliate of TD, and the Company engage in securities borrowing and lending in connection with the Company’s brokerage business.	$3.1 million of net interest revenue	(5)

TD Waterhouse Canada Order Routing Agreement	TD Ameritrade Clearing, Inc. (“TDAC”), a wholly-owned subsidiary of the Company, provides certain order routing services to TD Waterhouse Canada Inc. (“TDW Canada”), a wholly-owned subsidiary of TD.	$2.5 million of net payment for order flow revenue	(6)

Cash Management Services Agreement	TD Bank USA, N.A. (“TD Bank USA”), a wholly-owned subsidiary of TD, provides cash management services to clients of TD Ameritrade, Inc.	$1.5 million of clearing and execution costs	(7)

Certificates of Deposit Brokerage Agreement	TD Ameritrade, Inc. acts as agent for its clients in purchasing certificates of deposit from TD Bank USA and has periodically promoted limited time offers to purchase a TD Bank USA certificate of deposit with a premium yield to eligible clients and has reimbursed TD Bank USA for the subsidized portion of the premium yield paid to its clients.	$1.1 million in net advertising costs	(8)

STOCK OWNERSHIP AND RELATED INFORMATION

Transaction	Names & Interests of Related Persons	Revenues from and Expenses to Related Parties for Fiscal Year 2012	Other Information

TD Waterhouse UK Servicing Agreement	TDAC provides clearing services to clients of TD Waterhouse Investor Services (Europe) Limited (“TDW UK”), a wholly-owned subsidiary of TD, that trade in U.S. equity securities.	$0.4 million in commission revenues	(9)

Margin Accounts	Certain directors and executive officers, and members of their immediate families maintain margin trading accounts with the Company, as permitted by applicable law.	(10)	(10)

Trading Platform Hosting and Services Agreement	TDW Canada uses the thinkorswim trading platform, and TD Ameritrade, Inc. provides the services to support the platform.	(11)	(11)

Trademark License Agreement	The Company and TD are a party to a trademark license agreement that requires the Company to use the TD trademark and logo as part of the Company’s corporate identity.	(12)	(12)

URL License Agreement	TD owns Internet domain names licensed to the Company.	(13)	(13)

Indemnification Agreement for Phantom Stock Plan Liabilities	TD has agreed to indemnify the Company for certain TD Waterhouse liabilities under a phantom stock plan.	(14)	(14)

Registration Rights Agreement	The Company, the Ricketts holders and TD are parties to a registration rights agreement, pursuant to which the Ricketts holders and TD are granted rights to be included in registrations of Company common stock.	(15)	(15)

(1)	The Company is party to an insured deposit account (“IDA”) agreement with TD and two of its wholly-owned subsidiaries, TD Bank USA and TD Bank, N.A. Under the IDA agreement, TD Bank USA and TD Bank, N.A. (together, the “Depository Institutions”) make available to clients of the Company FDIC-insured money market deposit accounts as either designated sweep vehicles or as non-sweep deposit accounts. The Company provides marketing, recordkeeping and support services for the Depository Institutions with respect to the money market deposit accounts. In exchange for providing these services, the Depository Institutions pay the Company a fee based on the weighted average yield earned on the client IDA assets, less the actual interest paid to clients, a flat fee to the Depository Institutions of 25 basis points and the cost of FDIC insurance premiums.

The IDA agreement has a term of five years beginning July 1, 2008, and is automatically renewable for successive five-year terms, provided that it may be terminated by any party upon two years’ prior written notice. As of the date of this filing, neither the Company nor TD has exercised its termination rights. The fee earned on the IDA agreement is calculated based on two primary components: (a) the yield on fixed-rate investments, based on prevailing fixed rates for identical balances and maturities in the interest rate swap market (generally LIBOR-based) at the time such investments were added to the IDA portfolio (including any adjustments required to adjust the variable rate leg of such swaps to a one-month reset frequency and the overall swap payment frequency to monthly) and (b) the yield on floating-rate investments, based on the monthly average rate for 30-day LIBOR. The agreement provides that, from time to time, the Company may request amounts and maturity dates for the fixed-rate investments in the IDA portfolio, subject to the approval of the Depository Institutions. For example, if the Company requests (and the Depository Institutions agree) that $100 million of deposits should be invested in 5-year fixed-rate investments, and on the day such investment is approved the prevailing fixed yield for the applicable 5-year U.S. dollar LIBOR-based swaps is 1.00%, then the Company will earn a gross fixed yield of 1.00% on that portion of the portfolio (before any

STOCK OWNERSHIP AND RELATED INFORMATION

deductions for interest paid to clients, the flat 25 basis point fee to the Depository Institutions and the cost of FDIC insurance premiums). The interest rates paid to clients are set by the Depository Institutions, in consideration of Company recommendations, and are not linked to any index. As of September 30, 2012, the IDA portfolio was comprised of approximately 92% fixed-rate investments and 8% floating-rate investments.

In the event the fee computation results in a negative amount, the Company must pay the Depository Institutions the negative amount. This effectively results in the Company guaranteeing the Depository Institutions revenue of 25 basis points on the IDA agreement, plus the reimbursement of FDIC insurance premiums. The fee computation under the IDA agreement is affected by many variables, including the type, duration, principal balance and yield of the fixed-rate and floating-rate investments, the prevailing interest rate environment, the amount of client deposits and the yield paid on client deposits. Because a negative IDA fee computation would arise only if there were extraordinary movements in many of these variables, the maximum potential amount of future payments the Company could be required to make under this arrangement cannot be reasonably estimated. Management believes the potential for the fee calculation to result in a negative amount is remote.

(2)	In consideration of the performance by TD of the call center services, the Company pays TD, on a monthly basis, an amount approximately equal to TD’s monthly cost. After May 1, 2013, either party may terminate this agreement without cause and without penalty by providing 24 months’ prior written notice.

(3)	TD Ameritrade, Inc. is a party to a referral and strategic alliance agreement with TD Bank, N.A. and TD Wealth Management Services, Inc. (“TDWMS”), a wholly-owned subsidiary of TD. The strategic alliance agreement has a term of five years beginning February 1, 2010 and is automatically renewable for successive three-year terms, provided that it may be terminated by any party upon 180 days’ prior written notice. Under the agreement, TD Bank, N.A. promotes TD Ameritrade, Inc.’s brokerage services to its clients using a variety of marketing and referral programs and TDWMS referred its existing brokerage account clients to TD Ameritrade, Inc. while TDWMS discontinued its brokerage operations. TD Bank, N.A. clients that open brokerage accounts at TD Ameritrade, Inc. and TDWMS clients that elected to transfer their accounts to TD Ameritrade, Inc. are considered program clients. TD Ameritrade, Inc. retains a fee for providing brokerage services to the program clients, and the program’s net margin is shared equally between TD Ameritrade, Inc. and TD Bank, N.A.

(4)	The Company and an affiliate of TD are parties to a transfer agency agreement and a shareholder services agreement pursuant to which certain mutual funds are made available as money market sweep or direct purchase options to Company clients. The Company performs certain distribution and marketing support services and acts as a transfer agent with respect to those funds. In consideration for offering the funds, performing the distribution and marketing support services and acting as a transfer agent, an affiliate of TD compensates the Company in accordance with the provisions of the agreements. The transfer agency agreement may be terminated by an affiliate of TD upon 60 days’ prior written notice and by the Company upon one year’s prior written notice. The shareholder services agreement may be terminated by either party upon 15 days’ notice.

(5)	In connection with its brokerage business, the Company engages in securities borrowing and lending with TD Securities, Inc. (“TDSI”). The transactions with TDSI are subject to the same collateral requirements as transactions with other counterparties.

(6)

The order routing agreement has a term of four years beginning May 20, 2010, provided that it may be terminated by either party upon 90 days’ prior written notice. Under the agreement, TDAC provides TDW Canada order routing services for U.S. equity and option orders to U.S. brokers and market centers with which

STOCK OWNERSHIP AND RELATED INFORMATION

TDW Canada has order execution arrangements. TDAC retains a percentage of the net payment for order flow revenue it receives on TDW Canada trades and remits the remainder to TDW Canada.

(7)	In exchange for cash management services provided by TD Bank USA to clients of TD Ameritrade, Inc., the Company pays service-based fees agreed upon by the parties. This agreement will continue in effect as long as the IDA agreement remains in effect, provided that it may be terminated by TD Ameritrade, Inc. without cause upon 60 days’ prior written notice to TD Bank USA.

(8)	TD Ameritrade, Inc. acts as agent for its clients in purchasing certificates of deposit from TD Bank USA. Under the agreement, TD Bank USA pays TD Ameritrade, Inc. a placement fee for each certificate of deposit issued in an amount agreed to by the parties. TD Ameritrade, Inc. has periodically promoted limited time offers to purchase a three-month TD Bank USA certificate of deposit with a premium yield to clients that made a deposit or transferred $25,000 into their TD Ameritrade, Inc. brokerage account during a specified time period. Under these promotions, TD Ameritrade, Inc. has reimbursed TD Bank USA for the subsidized portion of the premium yield paid to its clients.

(9)	Under this agreement, TDAC provides clearing services to clients of TDW UK that trade in U.S. equity securities. In exchange for such services, TDW UK pays TDAC a per-trade commission. The agreement has an initial term of ten years beginning July 16, 2010 and will automatically renew for consecutive two-year terms, provided that either party may give written notice of its intent not to renew at least 180 days prior to the end of the initial term or any renewal term.

(10)	Certain directors and executive officers, and members of their immediate families, maintain margin trading accounts with the Company as permitted by applicable law. Margin loans to these individuals were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectability or present other unfavorable features.

(11)	On June 11, 2009, immediately following the closing of the Company’s acquisition of thinkorswim Group Inc. (“thinkorswim”), the Company completed the sale of thinkorswim Canada, Inc. (“thinkorswim Canada”) to TDW Canada. In connection with the sale of thinkorswim Canada, the Company and TDW Canada entered into a trading platform hosting and services agreement. The agreement has an initial term of five years beginning June 11, 2009 and will automatically renew for additional periods of two years, unless either party provides notice of non-renewal to the other party at least 90 days prior to the end of the then-current term. Because this agreement represents contingent consideration to be paid for the sale of thinkorswim Canada, the Company recorded a $10.7 million receivable for the fair value of this agreement. Under the agreement, TDW Canada uses the thinkorswim trading platform and TD Ameritrade, Inc. provides the services to support the platform. In consideration for the performance by TD Ameritrade, Inc. of all its obligations under this agreement, TDW Canada pays TD Ameritrade, Inc., on a monthly basis, a fee based on average client trades per day and transactional revenues. Fees earned under the agreement are recorded as a reduction of the contingent consideration receivable until the receivable is reduced to zero, and thereafter will be recorded as fee revenue. As of September 30, 2012, the receivable balance for this agreement was $8.0 million.

(12)	The Company and TD are a party to a trademark license agreement that requires the Company to use the TD trademark and logo as part of the Company’s corporate identity. The following is a summary of selected provisions of the trademark license agreement.

STOCK OWNERSHIP AND RELATED INFORMATION

The Company is required to use the TD Ameritrade name in the U.S. as its exclusive corporate entity name and to use the TD logo in connection with the TD Ameritrade name in the U.S. in corporate identity and marketing materials.

The Company has a worldwide (except in Canada) license to use the name and trademark “TD” as part of the trademark, service mark, trade name, corporate name or domain name “TD Ameritrade” in connection with the Company’s business of providing securities brokerage services to retail traders, individual investors and registered investment advisors. TD has agreed not to use the TD mark or any trademarks, service marks, trade names, corporate names and domain names incorporating the TD mark in connection with any business or activity providing securities brokerage services to retail traders, individual investors and registered investment advisors in the U.S., as so restricted by the Stockholders Agreement.

TD and the Company jointly own the TD Ameritrade name. The Company has agreed to be responsible for the registration, maintenance and prosecution of any trademark applications and registrations for the TD Ameritrade name. The Company and TD have each agreed to be responsible for 50% of the costs and expenses associated with the registration, maintenance and prosecution of the TD Ameritrade trademark.

The Company has agreed to indemnify TD for liability incurred by TD as a result of the Company’s (and any of its sublicensees’) breach of its obligations under the trademark license agreement. TD has agreed to indemnify the Company for liability incurred by the Company so long as the Company’s actions are in accordance with the terms of the trademark license agreement and the Company’s use of the TD Ameritrade name or the TD logo is in a jurisdiction where TD has trademark applications or registrations or is using or has used the TD trademark or logo.

The term of the trademark license agreement is 10 years from January 24, 2006, and is automatically renewable for additional periods of 10 years, unless earlier terminated pursuant to the terms of the agreement.

(13)	TD and the Company are party to a license agreement pursuant to which TD granted the Company an exclusive license to use the TDWaterhouse.com Internet domain name for redirection to the Company’s home page as well as the rights to include links to international TD Waterhouse Internet domain names. In exchange for those rights, the Company agreed to not transfer the rights to the domain names and to use commercially reasonable efforts to include a link on the homepage of the Company to the international TD Waterhouse websites. The term of the URL license agreement is 10 years from January 24, 2006 unless mutually extended. Either party may terminate the agreement if the trademark license is terminated or the other party materially breaches the agreement. The Company has the right to terminate the agreement for any reason upon 30 days’ prior written notice.

(14)

Pursuant to an indemnification agreement, the Company agreed to assume TD Waterhouse liabilities related to the payout of awards under The Toronto-Dominion Bank 2002 Phantom Stock Incentive Plan following the completion of the TD Waterhouse acquisition. Under this plan, participants were granted units of stock appreciation rights (“SARs”) based on TD’s common stock that generally vest over four years. Upon exercise, the participant receives cash representing the appreciated value of the units between the grant date and the redemption date. In connection with the payout of awards under the 2002 Phantom Stock Incentive Plan, TD agreed to indemnify the Company for any liabilities incurred by the Company in excess of the provision for such liability included on the closing date balance sheet of TD Waterhouse. In addition, in the event that the liability incurred by the Company in connection with the 2002 Phantom Stock Incentive Plan is less than the provision for such liability included on the closing date balance sheet of TD Waterhouse, the Company agreed to pay the difference to TD. There were 1,800 SARs outstanding as of September 30, 2012, with an approximate value of

STOCK OWNERSHIP AND RELATED INFORMATION

$0.1 million. The indemnification agreement effectively protects the Company against fluctuations in TD’s common stock price with respect to the SARs, so there is no net effect on the Company’s results of operations resulting from such fluctuations.

(15)	The Company, the Ricketts holders and TD are parties to a registration rights agreement, pursuant to which the Ricketts holders and TD are granted rights to be included in registrations of Company common stock, as follows.

The Company has granted the Ricketts holders and TD, together, the right to demand registration of the shares of Company common stock held by them on nine separate occasions. Six of the nine demand rights, including two shelf registrations, are allocated to TD, and three of the nine demand rights, including one shelf registration, are allocated to the Ricketts holders.

The Company has also agreed that if at any time the Company proposes to file a registration statement with respect to any offering of its securities for its own account or for the account of any stockholder who holds its securities (subject to certain exceptions) then, as expeditiously as reasonably possible (but in no event less than 20 days prior to the proposed date of filing such registration statement), the Company shall give written notice of such proposed filing to all holders of securities subject to registration rights pursuant to the registration rights agreement, or registrable securities, and such notice shall offer the holders of such registrable securities the opportunity to register such number of registrable securities as each such holder may request in writing. The registration rights granted in the registration rights agreement are subject to customary restrictions such as minimums, blackout periods and limitations on the number of shares to be included in any underwritten offering imposed by the managing underwriter. In addition, the registration rights agreement contains other limitations on the timing and ability of stockholders to exercise demands.

The Company has agreed to pay all registration expenses, including the legal fees of one counsel for the stockholders exercising registration rights under the registration rights agreement, but excluding underwriting discounts, selling commissions, stock transfer taxes and any other legal fees of such stockholders.

PROPOSAL NO. 2 — ADVISORY VOTE

ON EXECUTIVE COMPENSATION

The guiding principles of the Company’s compensation policies and decisions include aligning each executive’s compensation with the Company’s business strategy and the interests of our stockholders and providing incentives needed to attract, motivate and retain key executives who are important to our long-term success. Consistent with this philosophy, a significant portion of the total incentive compensation for each of our executives is directly related to the Company’s earnings and to other performance factors that measure our progress against the goals of our strategic and operating plans, as well as performance against our peers.

Stockholders are urged to read the Compensation Discussion and Analysis section of this Proxy Statement, which discusses how our compensation design and practices reflect our compensation philosophy. The Compensation Committee and the board of directors believe that our compensation design and practices are effective in implementing our guiding principles. At the 2012 Annual Meeting, our stockholders approved the say-on-pay proposal with more than 99% of the total votes cast voting in favor.

As required by Section 14A of the 1934 Act, we are asking our stockholders to indicate their support for the compensation of our named executive officers as disclosed in this Proxy Statement. This advisory vote on executive compensation proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on the compensation of our named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the principles, policies and practices described in this Proxy Statement. We currently hold our say-on-pay vote every year. Stockholders will have an opportunity to cast an advisory vote on the frequency of say-on-pay votes at least every six years. The next advisory vote on the frequency of the say-on-pay vote will occur no later than the 2017 Annual Meeting.

As this is an advisory vote, the result will not be binding on the Company, the board of directors or the Compensation Committee, although our Compensation Committee will consider the outcome of the vote when evaluating our compensation principles, design and practices. Proxies submitted without direction pursuant to this solicitation will be voted “FOR” the approval of the compensation of the Company’s named executive officers, as disclosed in this Proxy Statement.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF ITS NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL NO. 3 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ernst & Young LLP (“E&Y”) has been appointed by the Audit Committee as the independent registered public accounting firm for the Company and its subsidiaries for the fiscal year ending September 30, 2013. This appointment is being presented to the stockholders for ratification. The ratification of the appointment of the independent registered public accounting firm requires the affirmative vote of the holders of a majority of the total shares of common stock present in person or represented by proxy and voting on the matter, provided that a quorum of at least a majority of the outstanding shares are represented at the meeting. If you abstain from voting on this matter, your abstention will have no effect on the vote. If you hold your shares through a broker and you do not instruct the broker on how to vote on this “routine” proposal, your broker will nevertheless have authority to vote your shares on this “routine” proposal in your broker’s discretion. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will not have any other effect on the outcome of the proposal. Proxies submitted pursuant to this solicitation will be voted “FOR” the ratification of E&Y as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2013, unless specified otherwise.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2013.

Representatives of E&Y are expected to be present at the Annual Meeting and will be provided an opportunity to make a statement and to respond to appropriate inquiries from stockholders.

Fees Paid to Independent Auditor

The following table presents fees billed by E&Y for professional audit services rendered related to the audits of the Company’s annual financial statements for the years ended September 30, 2012 and 2011, and fees for other services rendered by E&Y during those periods.

	2012	2011

Audit Fees	$3,579,740	$3,442,253

Audit-Related Fees	662,054	657,708

Total	$4,241,794	$4,099,961

Audit Fees. Annual audit fees relate to services rendered in connection with the audit of the Company’s financial statements included in the Company’s Form 10-K, the quarterly reviews of financial statements included in the Company’s Forms 10-Q and the audits of our subsidiaries required by regulation.

Audit-Related Fees. Audit-related services include fees for third-party service organization internal control audit services, SEC registration statement services, benefit plan audits, consultation on accounting standards or transactions and business acquisitions.

Tax Fees. E&Y did not provide any tax services during 2012 and 2011.

All Other Fees. E&Y did not provide any other services during 2012 and 2011.

The Audit Committee considers whether the provision of non-audit services is compatible with maintaining the auditor’s independence, and has determined such services for fiscal 2012 and 2011 were compatible.

We have been advised by E&Y that neither the firm, nor any member of the firm, has any financial interest, direct or indirect, in any capacity in the Company or its subsidiaries.

PROPOSAL NO. 3 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. The Audit Committee has established a policy regarding pre-approval of all audit and non-audit services provided by the independent registered public accounting firm.

On an ongoing basis, management communicates specific projects and categories of service for which the advance approval of the Audit Committee is requested.

The Audit Committee reviews these requests and advises management if the committee approves the engagement of the independent registered public accounting firm. No services are undertaken which are not pre-approved. On a periodic basis, management reports to the Audit Committee regarding the actual spending for such projects and services compared to the approved amounts. All of the services provided by our independent auditor in 2012 and 2011, including services related to audit, audit-related fees, tax fees and all other fees described above, were approved by the Audit Committee under its pre-approval policies.

Report of the Audit Committee

The following report is not deemed to be “soliciting material” or to be “filed” with the SEC or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the 1934 Act and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Company under the Securities Act of 1933 or the 1934 Act.

The Audit Committee evidenced its completion of and compliance with the duties and responsibilities set forth in the Audit Committee charter through a formal written report dated and executed as of November 26, 2012. A copy of that report is set forth below.

November 26, 2012

The Board of Directors

TD Ameritrade Holding Corporation

Fellow Directors:

The primary purpose of the Audit Committee is to assist the Board of Directors in its general oversight of the Company’s financial reporting process. The Audit Committee conducted its oversight activities for TD Ameritrade Holding Corporation and subsidiaries (“TD Ameritrade”) in accordance with the duties and responsibilities outlined in the audit committee charter. The Audit Committee annually reviews the NYSE standard of independence for audit committees and its most recent review determined that the committee meets that standard.

TD Ameritrade management is responsible for the preparation, consistency, integrity and fair presentation of the financial statements, accounting and financial reporting principles, systems of internal control, and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations. The Company’s

PROPOSAL NO. 3 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

independent Registered Public Accounting (RPA) firm, Ernst & Young LLP, is responsible for performing an independent audit of the financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America.

The Audit Committee, with the assistance and support of the Corporate Audit Department and management of TD Ameritrade Holding Corporation, has fulfilled its objectives, duties and responsibilities as stipulated in the audit committee charter and has provided adequate and appropriate independent oversight and monitoring of TD Ameritrade’s systems of internal control for the fiscal year ended September 30, 2012.

These activities included, but were not limited to, the following significant accomplishments during the fiscal year ended September 30, 2012:

• Reviewed and discussed the audited financial statements with management and the external auditors.

• Discussed with the external auditors the matters requiring discussion by Statement on Auditing Standards No. 61 (as amended by SAS 90), PCAOB AU Section 380, and Rule 2.07 of SEC Regulation S-X, including matters related to the conduct of the audit of the financial statements.

• Received written disclosures and letter from the external auditors required by Independence Standards Board Standard No. 1, and discussed with the auditors their independence.

In reliance on the Committee’s review and discussions of the matters referred to above, the Audit Committee recommends the audited financial statements be included in TD Ameritrade’s Annual Report on Form 10-K for the fiscal year ended September 30, 2012, for filing with the Securities and Exchange Commission.

Respectfully submitted,

TD Ameritrade Holding Corporation Audit Committee

Marshall A. Cohen, Chairman

Karen E. Maidment

Wilbur J. Prezzano

Allan R. Tessler

SUBMISSION OF STOCKHOLDER PROPOSALS

In order to be included in the Company’s Proxy Statement relating to its next Annual Meeting, stockholder proposals must be received no later than September 5, 2013 by the secretary of the Company at the Company’s principal executive office. The inclusion of any such proposal in such proxy material shall be subject to the requirements of the proxy rules adopted under the 1934 Act. Pursuant to the Company’s Bylaws, stockholders who intend to present an item for business at the next Annual Meeting (other than a proposal submitted for inclusion in the Company’s proxy materials) must provide notice to the secretary no earlier than October 16, 2013 and no later than November 15,

2013. Stockholder proposals must set forth (1) a brief description of the business desired to be brought before the Annual Meeting and the reason for conducting such business at the Annual Meeting, (2) the name and address of the stockholder proposing such business, (3) the number of shares of common stock beneficially owned by such stockholder and (4) any material interest of such stockholder in such business. SEC rules permit those persons we have named as proxies to vote in their discretion on stockholder proposals that are not submitted in compliance with the Company’s Bylaws, if such matters are brought before the Annual Meeting notwithstanding such noncompliance.

HOUSEHOLDING PROXY MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and accompanying materials. This means that only one copy of the Internet Availability Notice or paper copy of the Proxy Statement and Annual Report may have been sent to multiple stockholders in your household. If you would like to receive a separate Internet Availability Notice or copies of this Proxy Statement and Annual Report in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact the Company at the following address:

TD Ameritrade Holding Corporation

4211 South 102nd Street

Omaha, NE 68127

Attention: Investor Relations

(800) 237-8692

ANNUAL REPORT

The Annual Report of the Company containing financial statements for the fiscal year ended September 30, 2012 is provided with this Proxy Statement.

OTHER MATTERS

Management does not now intend to bring before the Annual Meeting any matters other than those disclosed in the Notice of Annual Meeting of Stockholders and does not know of any business which persons, other than the management, intend to present at the meeting. Should any other matters requiring a vote of the stockholders come before the Annual Meeting, the proxies in the enclosed form will confer discretionary authority on the persons named as proxies to vote in their discretion with respect to such matters.

The Company will bear the cost of soliciting proxies. To the extent necessary, proxies may be solicited by directors, officers and employees of the Company in person, by telephone or through other forms of communication, but such persons will not receive any additional compensation for such solicitation. The Company will reimburse brokerage firms, banks and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company’s shares.

By Order of the Board of Directors

Ellen L.S. Koplow, Secretary

Omaha, Nebraska

January 3, 2013

APPENDIX A

TD AMERITRADE HOLDING CORPORATION

Audit Committee Charter

November 14, 2012

PURPOSE

Primary responsibility for TD Ameritrade Holding Corporation (the “Corporation”) accounting and financial reporting lies with senior management, with oversight by the Board of Directors. To help the Board of Directors carry out this oversight responsibility, an Audit Committee (the “Committee”) has been established.

The Committee shall be responsible for oversight of the Corporation’s internal accounting controls and controls over financial reporting, including an assessment of legal and compliance matters; appointment of the registered public accounting firm (“RPA”), determine its compensation, oversee its work and assess its performance on an ongoing basis; review of the appointment of the Managing Director – Corporate Audit and assess his or her performance on an ongoing basis; review of the Corporation’s financial statements, review the RPA’s audit findings, review Corporate Audit’s audit findings, and oversee the financial and regulatory reporting processes and related risks, and to perform other oversight functions as requested by the Board of Directors.

It is not the responsibility of the Committee to plan or conduct audits, or to determine that the Corporations’ financial statements are complete, accurate and in accordance with GAAP. Management of the Corporation is responsible for the preparation, consistency, integrity, and fair presentation of the consolidated financial systems. Management is also responsible for establishing and maintaining comprehensive systems of internal control that provide reasonable assurance as to the consistency, integrity, and reliability of the preparation and presentation of financial statements; the safeguarding of assets; the effectiveness and efficiency of operations;

and compliance with applicable laws and regulations. The RPA is responsible for planning and performing audits to obtain reasonable assurance that the internal control over financial reporting is maintained in all material respects.

MEMBERSHIP

The Committee will be comprised entirely of independent directors as defined under applicable statutes, rules and regulations. The members of the Committee shall be appointed by the Board and shall serve until their successors are duly appointed. The size of the Committee shall be determined by the Board subject to a minimum requirement of three directors. No member may serve on the audit committees of more than three public companies, unless the Board of Directors affirmatively determines that the Director will be able to devote sufficient time and attention to the business of the Committee. A Chair will be appointed by the Board. The Committee may from time to time delegate to its Chair or sub-committees certain powers or responsibilities that the Committee itself may have hereunder, provided that periodic reports by the parties receiving any such delegation are made to the full committee in accordance with the terms of the delegation. Members of the Committee must have broker/dealer or financial or management expertise, and at least one must be a financial expert as defined under applicable statutes, rules and regulations. A financial expert will be formally designated by the Board. Committee members will periodically be provided with educational materials or other opportunities for development to enhance their familiarity with financial, accounting and other areas relevant to their responsibilities.

To facilitate communication between the Committee and the Risk Committee, where the Chair of the Risk Committee is not a member of the Committee, he or she shall receive notice of and attend by invitation of the Committee, as an observer, each meeting of the Committee and receive the materials for each such meeting.

APPENDIX A

MEETINGS

The Committee will meet on at least a quarterly basis and will hold special meetings as circumstances require. The Committee may invite to its meetings any director, management and other persons as it deems appropriate in order to carry out its responsibilities. The Committee may also exclude from its meetings any persons it deems appropriate in order to carry out its responsibilities.

At least annually, the Committee shall meet jointly with the Risk Committee to review and discuss the Corporation’s insurance coverage and risk management guidelines and policies by which risk assessment and management is undertaken.

AUTHORITY

The Committee is authorized to engage independent legal counsel and other advisers as the Committee determines necessary to carry out its responsibilities. The Committee will be provided with appropriate funding by the Corporation as the Committee determines necessary to carry out its responsibilities, including the compensation of the RPA employed by the Corporation to provide auditing services, render an audit report and perform related work, and to engage such advisers as the Committee may determine are necessary from time to time. The Committee has the authority to conduct any investigation and access any officer, employee or agent of the Corporation appropriate to fulfilling its responsibilities, including the RPA.

RESPONSIBILITIES

Oversee the Corporation’s internal accounting controls and controls over financial reporting, including an assessment of legal and compliance matters.

1.	The Committee will instruct management to establish and maintain an adequate internal control structure and procedures for accounting and financial reporting, and to assess the effectiveness of the internal control structure and procedures for financial reporting. The Committee will instruct management to evaluate the system of internal controls on at least a quarterly basis. The Committee will review reports from management prepared quarterly concerning the effectiveness of internal controls, all significant deficiencies in the design or operation of internal controls, any material weaknesses in internal controls, any fraud, whether or not material, that involves management or other employees who have a significant role in the Corporation’s internal controls, and any significant changes in internal controls or other factors that could affect internal controls subsequent to management’s evaluation, including any corrective actions regarding significant deficiencies and material weaknesses. The Committee will also periodically review reports from management prepared concerning an assessment of operational, legal and compliance matters.

2.	The Committee will instruct the Managing Director – Corporate Audit to advise the Committee and the RPA, and will instruct the RPA to advise the Committee, if there are any areas that require special attention, including any significant deficiencies in the design or operation of the system of internal controls, any material weaknesses in the internal controls, any fraud, whether or not material, involving management or employees who have a significant role in internal controls, any significant changes in internal controls or other factors that could affect internal controls subsequent to management’s evaluation, including any corrective actions regarding significant control deficiencies or any illegal acts by the Corporation, management or employees.

3.

The Committee will discuss policies with respect to risk assessment and risk management and to assist in this regard, the Committee will receive reports from the Risk Committee (i) as considered necessary or desirable with respect to any issues relating to internal control procedures considered by the Risk Committee in the course of undertaking its responsibilities and (ii) for purposes of monitoring policies and processes with respect to risk assessment and risk management and discuss the Corporation’s major risk exposures,

APPENDIX A

including operational risk issues, and the steps management has taken to monitor and control such exposures.

4.	The Committee will review the Annual Audit Plan and supporting risk assessment.

5.	The Committee will review with the Managing Director – Corporate Audit and the RPA their integrated Annual Audit Plan, including the degree of coordination and integration between the respective parties. The Committee will inquire as to the extent to which the planned audit scope can be relied upon to detect fraud, non-compliance with State and Federal laws and regulations, non-compliance with SEC and FINRA guidelines, or weaknesses in internal accounting and operational controls.

6.	The Committee shall satisfy itself that Corporate Audit has adequate resources and independence to perform its responsibilities.

7.	The Committee will discuss with the Managing Director – Corporate Audit and the RPA what steps are planned for providing an assessment of internal accounting controls and controls over financial reporting, including an assessment of legal and compliance matters, as well as regulatory reporting, security of and contingency planning for computer systems and applications, and specific programs to protect against fraud or unauthorized access from both within and outside the Corporation.

8.	The Committee will discuss with the Managing Director – Corporate Audit and the RPA what steps are planned for review of in-house policies and procedures, and compliance with such policies and procedures, for compliance with the Code of Business Conduct and Ethics policy, for compliance with officer travel and entertainment policies, for compliance with policies and applicable laws surrounding the employment of past or present partners or employees of the RPA , for compliance with insider trading policies by directors, officers and stockholders, and any other policies and procedures the Committee deems necessary. The Committee will receive these reviews, and, if appropriate, review a summary of the exceptions identified for the period under review.

9.	The Committee will meet privately with the Managing Director – Corporate Audit and the RPA quarterly and as needed. The Committee may also hold separate executive sessions with the Corporation’s Chief Financial Officer, General Counsel, Chief Compliance Officer, and Chief Risk Officer periodically, and other persons, as deemed necessary or desirable in order to carry out its responsibilities.

Appoint the RPA, determine its compensation, oversee its work and assess its performance on an ongoing basis. Review appointment of the Managing Director – Corporate Audit and assess his or her performance on an ongoing basis.

1.	The Committee will appoint the RPA of the Corporation, will determine the fees paid to the RPA and will oversee the work and assess the performance of the RPA. The RPA will report directly to the Committee. The Committee will obtain assessments of the performance of the RPA from the Managing Director – Corporate Audit and other appropriate management representatives. Based upon the evaluation of the RPA’s performance, the Committee will determine whether to retain or replace the RPA.

2.	The Committee will ensure the RPA complies with Independence Standard No. 1 and provides to the Committee the disclosures and letter required by such standard. The Committee will be responsible for reviewing any disclosed relationships that may impact the objectivity and independence of the RPA and will be responsible for undertaking appropriate action, if necessary, in response to the RPA’s report to satisfy itself of the RPA’s independence. The Committee will also review management’s evaluation of the factors related to the independence of the RPA.

3.	The Committee will obtain, review, and evaluate, at least annually, a report by the RPA describing the RPA’s internal quality control procedures, any

APPENDIX A

material issues raised by the most recent internal quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (to assess the RPA’s independence) all relationships between the independent auditor and the Corporation.

4.	The Committee will discuss with the RPA the matters required to be discussed by SAS 61.

5.	The Committee will review management’s plans for engaging the RPA to perform all audit and non-audit services during the year. The engagement of the RPA to perform any audit or non-audit services will be subject to the prior approval of the Committee. The Committee will take appropriate actions to ensure that the RPA has not been engaged to perform any non-audit services that are prohibited under applicable statutes, rules and regulations. The Committee may delegate to one or more of its members the authority to grant the pre-approval of services, so long as any such approvals are presented to the Committee at its next meeting.

6.	The Committee will review the appointment and any dismissal of the Managing Director – Corporate Audit. The Committee will annually review and approve the performance evaluation of the Managing Director – Corporate Audit after consulting with those executive officers of the Corporation who the Committee deems appropriate.

Review the Corporation’s financial statements, review the RPA’s audit findings, review Corporate Audit’s audit findings, and oversee the financial and regulatory reporting processes and related risks.

1.	The Committee will meet to review and discuss the Corporation’s annual audited and quarterly financial statements with management and the RPA in conjunction with the Corporation filing its periodic reports containing such financial statements with the
SEC, including the 10-K and 10-Qs and Management’s Discussion and Analysis of Financial Condition and Results of Operation section of the reports.

2.	The Committee will review and discuss, as deemed appropriate, the Corporation’s earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies with management and the RPA prior to the release of earnings.

3.	The Committee will inquire from management and the RPA as to, and request an explanation of, any changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, Securities and Exchange Commission, FINRA or other governing bodies and self-regulatory organizations that have an effect on, or oversight of, the financial statements of the Corporation.

4.	The Committee will meet regularly with the Corporation’s in-house legal counsel, and outside counsel, when appropriate, to discuss legal matters and/or regulatory examination results that may have a significant impact on the financial statements.

5.	The Committee will review the significant reports to management prepared by the internal auditing department and management’s responses.

6.	The Committee will review the reports to the Committee prepared by the RPA regarding critical accounting policies and practices, alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, the treatment preferred by the RPA, and other material written communications between the RPA and management.

7.	The Committee will meet privately with the RPA, no less than annually, to inquire as to any of the RPA’s greatest concerns that have not been raised or covered elsewhere.

APPENDIX A

8.	The Committee will review the letter(s) of management representations given to the RPA and inquire whether the RPA encountered any difficulties in obtaining the letter(s) or any specific representations therein.

9.	The Committee will discuss with management and the RPA the substance of any significant issues raised by in-house and outside counsel concerning litigation, contingencies, claims or assessments. The Committee will assess the adequacy of the disclosure of such matters in the Corporation’s financial statements and periodic reports.

10.	The Committee will establish procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters and for the confidential and anonymous submission, by employees of the Corporation, of concerns regarding questionable accounting or auditing matters.

11.	The Committee will review the determination by the Corporation’s Director of Corporate Tax of the status of the open years on federal and state income tax returns and whether there are any significant items that have been or might be challenged by the IRS or State(s), and review the status of the related tax reserves.

12.	The Committee will inquire of management and the RPA if there were any significant financial reporting issues discussed during the accounting period reported. The Committee will instruct the RPA to advise the Committee of any disagreements between the RPA and the Corporation’s management regarding financial reporting issues. The Committee will resolve any such disagreements.

Perform other oversight functions as requested by the Board of Directors.

1.	The Committee will recommend to the Board of Directors that the audited financial statements be included in the Annual Report and Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission.
2.	The Committee will review and approve the report required by the Securities and Exchange Commission to be included in the Corporation’s annual Proxy Statement.

3.	The Committee will review any certifications made by management and required to be provided to the Securities and Exchange Commission under applicable rules and regulations.

GENERAL

The Committee will:

1.	Maintain minutes or other records of its meetings and activities.

2.	Report its activities to the Board of Directors on a regular basis so that the Board is kept informed of its activities on a current basis.

3.	The Chairman of the Committee will describe the Committee’s significant activities during the year in a letter to the Board of Directors.

4.	Review and reassess the adequacy of this charter annually and recommend any proposed changes to the Board of Directors for approval.

5.	Conduct an annual evaluation of Committee activities to assess its contribution and effectiveness in fulfilling its mandate.

Notwithstanding any provision to the contrary in this charter, no rights or authority granted herein shall supersede any contractual rights or obligations provided in the Stockholders Agreement among the Company, The Toronto-Dominion Bank and the Ricketts Parties dated June 22, 2005, as amended.

REVOCABLE PROXY OF HOLDERS

OF COMMON STOCK

TD AMERITRADE HOLDING CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF TD AMERITRADE HOLDING CORPORATION FOR USE ONLY AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON FEBRUARY 13, 2013 AND AT ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

The undersigned hereby appoints each of Ellen L.S. Koplow, William J. Gerber and Fredric J. Tomczyk, with full power of substitution, as proxies to represent and to vote as designated on the reverse of this card all of the shares of common stock of TD Ameritrade Holding Corporation that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Hilton Omaha, 1001 Cass Street, Omaha, Nebraska, on Wednesday, February 13, 2013, at 9:00 a.m., Central Standard Time, and at any postponement or adjournment of said meeting and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, in accordance with the instructions below and on the reverse hereof, and to vote in his or her discretion on any other matters that may come before the meeting or any adjournments or postponements thereof.

1.	ELECTION OF CLASS II DIRECTORS

(1) Marshall A. Cohen

(2) Kerry A. Peacock

(3) J. Peter Ricketts

(4) Allan R. Tessler

(    ) For All                (    ) Withhold All            (    ) For All Except

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

2.	ADVISORY VOTE ON EXECUTIVE COMPENSATION.

(    ) FOR            (    ) AGAINST            (    ) ABSTAIN

3.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2013.

(    ) FOR            (    ) AGAINST            (    ) ABSTAIN

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE HEREIN, THIS PROXY WILL BE VOTED “FOR ALL” THE NOMINEES LISTED IN PROPOSAL 1 AND “FOR” PROPOSALS 2 AND 3.

This proxy is revocable and the undersigned may revoke it at any time prior to the Annual Meeting by giving written notice of such revocation to the Secretary of the Company or by filing with the Secretary of the Company a later-dated proxy. Should the undersigned be present and want to vote in person at the Annual Meeting, or at any postponement or adjournment thereof, the undersigned may revoke this proxy by giving written notice of such revocation to the Secretary of the Company on a form provided at the meeting. The undersigned hereby acknowledges receipt of a Notice of Annual Meeting of Stockholders of the Company called for February 13, 2013 and the Proxy Statement for the Annual Meeting prior to the signing of this proxy.

Dated:

(Signature)

(Signature if held jointly)

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give your full title as such. Joint owners should each sign personally. All holders must sign. If a corporation, partnership or LLC, please sign in the full corporate, partnership or LLC name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Please indicate if you plan to attend this meeting.        (    ) YES        (    ) NO